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FINANCIAL STATEMENTS Granahan McCourt Acquisition Corporation (A Development Stage Company) Index of Financial Statements
TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on September 28, 2006

File No: 333-136048

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRANAHAN McCOURT ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	02-0761911 (I.R.S. Employer Identification Number)
179 Stony Brook Road Hopewell, NJ 08525 (609) 333-1200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David C. McCourt
President, Chief Executive Officer and Chairman
Granahan McCourt Acquisition Corporation
179 Stony Brook Road
Hopewell, NJ 08525
(609) 333-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Floyd I. Wittlin, Esq.
Glen R. Openshaw, Esq.
Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022-4689
Telephone: (212) 705-7000
Facsimile: (212) 752-5378
floyd.wittlin@bingham.com
glen.openshaw@bingham.com	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Telephone: (212) 909-6000 Facsimile: (212) 909-6836 pjloughran@debevoise.com

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 28, 2006

PRELIMINARY PROSPECTUS

Granahan McCourt Acquisition Corporation

$125,000,000

15,625,000 Units

Granahan McCourt Acquisition Corporation is a blank check company recently formed for the purpose of acquiring or acquiring control of one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business combination. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

  •
  one share of our common stock; and

  •
  one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and [             ], 2007 [one year after the effective date of the registration statement], and will expire on [             ], 2010 [four years after the effective date of the registration statement], or earlier upon redemption.

We have granted Deutsche Bank Securities Inc. a 30-day option to purchase up to 2,343,750 additional units solely to cover over-allotments, if any (over and above the 15,625,000 units referred to above). The underwriter's over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 781,250 units at $10.00 per unit, with the warrants issued as part of such units exercisable at $7.50 per share. The units issuable upon exercise of this option are otherwise identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange, or AMEX, under the symbol GHN.U on or promptly after the date of this prospectus. The common stock and warrants comprising the units are expected to begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter's over-allotment option or (2) the exercise in full of the underwriter's over-allotment option, subject in either case to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect the common stock and warrants will be listed on the American Stock Exchange under the symbols GHN and GHN.WS, respectively. We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange.

Concurrently with this offering, we expect to sell to David C. McCourt, our sponsor, in a private placement, 4,000,000 warrants at a price of $1.00 per warrant, for a total purchase price of $4,000,000. The warrants to be sold in the private placement have terms and provisions that are identical to those of the warrants being sold as part of the units in the public offering but, except in limited circumstances, will not be transferable by Mr. McCourt until after the completion of our initial business combination and can be exercised on a cashless basis. All of the existing stockholders' securities purchased prior to this offering are also subject to certain transfer restrictions.

Investing in our securities involves risk. See "Risk Factors" beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to, the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$8.00	$125,000,000
Underwriting discounts and commissions(1)(2)	$0.56	$8,750,000
Proceeds, before expenses, to Granahan McCourt Acquisition Corporation	$7.44	$116,250,000

(1)
The underwriter has agreed to defer $2,500,000 of its underwriting discount, equal to 2% of the gross proceeds of this offering until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriter out of the proceeds of this offering held in a trust account at JPMorgan Chase Bank, NA, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any interest accrued on the underwriter's deferred discount.
(2)
Excludes the value of an option, which we have agreed to sell the underwriter for $100, under which the underwriter may purchase up to 781,250 units at $10.00 per unit, with the warrants issued as part of such units exercisable at $7.50 per share. The value of this option is estimated to be approximately $1,360,000 under a Black-Scholes option-pricing model. See the section entitled "Underwriting—Unit Purchase Option" on page 95 of this prospectus.

Of the net proceeds from this offering and the private placement, $119,750,000 (approximately $7.66 per unit) will be deposited into a trust account (of which $2,500,000, or approximately $0.16 per unit, is attributable to the underwriter's discount) at JPMorgan Chase Bank, NA, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Funds deposited in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation after failure to effect a business combination within the allotted time, which allotted time may be as long as two years from the date of completion of this offering.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc. expects to deliver our securities to investors in the offering on or about                            , 2006.

Deutsche Bank Securities

The date of this prospectus is                           , 2006.

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

    Unless otherwise stated in this prospectus:

  •
  references to "we," "us, or "our" refer to Granahan McCourt Acquisition Corporation;

  •
  references to "Capital" refer to Granahan McCourt Capital, LLC, a private investment firm founded by David C. McCourt focused on making minority investments in, and advising, companies in the telecommunications and media industries;

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  references to "business combination" mean our initial acquisition, or acquisition of control, of one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business combination pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and public stockholders holding less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the proposed acquisition; and

  •
  unless expressly stated to the contrary, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option or the purchase option granted to it and that David C. McCourt has purchased an aggregate of 4,000,000 warrants in the private placement.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

        We are a Delaware blank check company recently formed for the purpose of acquiring, or acquiring control of, one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business combination.

        We will seek to acquire companies and create stockholder value by utilizing the knowledge and experience of our directors and officers to identify acquisition opportunities. We will follow a value oriented, hands-on investment philosophy that relies on our management team's broad industry contacts to source investment opportunities, as well as its experience in analyzing opportunities, using a comprehensive due diligence process that it has developed to evaluate these opportunities.

        Over the last 25 years, David C. McCourt has been a pioneer across the telecommunications and media industries, founding or acquiring over ten companies in four countries in North America and Europe. Under his leadership, these companies completed capital raising and merger transactions valued in excess of $7.0 billion. He is the principal owner, founder, Chairman and Chief Executive Officer of Granahan McCourt Capital, LLC, a private investment firm focused on making minority investments in, and advising, companies in the telecommunications and media industries.

        In 1985, Mr. McCourt established Discovery TV, an independent television station in Grenada producing a range of programming for the Caribbean market. In 1987, Mr. McCourt founded a competitive telephone company, Corporate Communications Network. Corporate Communications Network was later merged with a subsidiary of MFS Communications to create MFS/McCourt. MFS Communications was later sold to Worldcom. In the early 1990's, Mr. McCourt formed a partnership based in London, England called McCourt Kiewit International that designed and built telecommunication systems across Europe. In 1993, Mr. McCourt formed a $196 million partnership with Peter Kiewit Sons, Inc. and acquired control of C-TEC, a diversified telecommunications company based in Wilkes-Barre, Pennsylvania. Under Mr. McCourt's leadership as Chief Executive Officer and Chairman, C-TEC recapitalized its balance sheet and divested its non-strategic assets. In September 1997, C-TEC completed a tax free transaction splitting the company into three publicly traded companies: Cable Michigan, Commonwealth Telephone Company, and RCN Corporation. Mr. McCourt was the Chief Executive Officer and Chairman of RCN Corporation from 1997 through 2004. In May 2004, Mr. McCourt, as Chief Executive Officer and Chairman, led RCN Corporation through a voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. In 2005, Mr. McCourt received an Emmy Award for his role as Executive Producer of the award-winning children's show "Reading Rainbow." Mr. McCourt is a member of several boards, including The National Advisory Board of JPMorgan Chase Bank, the North American Advisory Board of the Michael Smurfit Graduate School of Business at University College in Dublin, Ireland, and Narrowstep Inc., and is a frequent public speaker and contributor to national and international publications on business and regulatory issues in the telecommunications and media industries.

        Our management team consists of David C. McCourt, our President, Chairman and Chief Executive Officer, Barak Bar-Cohen, our Chief Financial Officer, and Ellyn M. Ito, our Chief Administrative Officer. Our management team has over 50 years of collective experience in buying, building, restructuring and operating businesses in our targeted industries.

        We have a strong and distinguished board of directors. In addition to Mr. McCourt, our board of directors includes Barry S. Sternlicht, George J. Tenet, Roger L. Werner, Jr. and Paul N. D'Addario, individuals with established track records in industry, the financial community and international affairs. As the Chief Executive Officer of Starwood Capital, a private investment group that he founded in 1991, and as former Executive Chairman of Starwood Hotels and Resorts, Mr. Sternlicht has a proven history in successfully acquiring and managing real estate assets around the world. As former director of the Central Intelligence Agency, Mr. Tenet will provide us with advice in evaluating strategic relationships and opportunities on a global basis. As the former Chief Executive Officer of ESPN, Speedvision (now, Fox's Speed Channel) and Outdoor Life Networks, Mr. Werner has extensive experience in successfully building and managing cable television networks. Mr. D'Addario, a former member of the Media/Telecom Group of Credit Suisse First Boston, has over 15 years of experience in the communications, media and entertainment financing and advisory business, and has extensive relationships with industry leaders in those fields.

Our Investment Strategy and Targeted Sectors

        We will focus our investment activities on the telecommunications and media industries. Based on our management team's experience in buying, building, restructuring and operating businesses, we will seek to acquire companies in sectors where we believe there are opportunities for value creation as a result of technological or regulatory changes and where we can leverage the expertise of our management team. We will focus our efforts in North America and Europe, where our management has direct investment experience and a network of industry contacts to source transaction opportunities. We believe there is an opportunity to capitalize on technologies and business models that are transferable across geographies, which is one of the strategies we intend to pursue. Our efforts will be directed to the following three sectors:

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  Network Providers: including established wireline, established wireless and alternative technology access providers, as well as traditional phone, cable and broadband providers.

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  Transport Providers: including Internet Protocol, or IP, infrastructure providers such as data center and co-location facilities for facilitating hosting, peering, interconnection, and other managed services, as well as content distribution providers and IP routing companies.

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  Application and Content Providers: including new bandwidth-intensive products and services in the entertainment and gaming sectors such as TV over the internet and broadband interactive gaming, as well as broadcasters, traditional networks, channel operators and content owners.

        We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with us. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target.

Risks

        In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 18 of this prospectus. Some of our other risks include the following:

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  We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

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  We have a very limited amount of available cash and working capital. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

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  If we are unable to find a suitable target acquisition that results in a business combination, the funds being held in trust may not be returned to you for at least two years.

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  If we are forced to dissolve and liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

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  If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $7.66 per share held in trust.

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  Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel certain of whom will not be employees of ours and others who may not continue with us following a business combination.

  •
  Our officers, directors and their affiliates currently are, and may in the future become, affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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  Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services. By consummating a business combination with only a single business, our lack of diversification may subject us to numerous economic and competitive developments.

  •
  Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.

Summary of Key Industry Trends

        We believe that several trends are affecting the competitive landscape in the telecommunications and media sectors, disrupting traditional industry dynamics and creating significant investment opportunities. Specifically, we believe that technological and regulatory developments in our targeted sectors are changing the way in which products and services are delivered to the end customer.

        The following are some of the more important trends affecting the telecommunications and media sectors:

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  The number of worldwide broadband subscriptions is expected to nearly double in five years, expanding from a little more than 205 million in 2005 to nearly 400 million in 2010; worldwide broadband services revenue is expected to reach $122.4 billion in 2010. (International Data Corp., June 2006).

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  The number of video streams has increased from 284.6 million served in 1998 to approximately 18 billion served in 2005. The worldwide broadband video market is expected to reach over $16 billion by the end of the decade. (Accustream iMedia Research, April 2006; ABI Research, December 2005).

  •
  There is tremendous price competition in the consumer market with many providers (such as cable, DSL, satellite and wireless) delivering competing services. Increased competition has traditionally driven pricing downward and profit margins may erode. The GAO reported that prices were driven down by 15% or more in cable markets where there was more than one provider. (General Accounting Office report to the Chairman, Committee on Commerce, Science, and Technology, US Senate, October 2003, page 3).

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  The video game market is expected to expand from $32.6 billion in 2005 to $65.9 billion in 2011. (ABI Research, February 2006).

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  Worldwide online and wireless spending, including online rental subscriptions, digital streaming in filmed entertainment, licensed digital downloads and mobile music, video games, electronic books, and online casino gaming, reached $19 billion in 2005 and is expected to increase to $67 billion by 2010. (PricewaterhouseCoopers' Global Entertainment and Media Outlook: 2006-2010, June 2006).

  •
  The Los Angeles Times reported that about half of teenagers and young adults were uninterested in watching television shows or movies on computers, cellphones or hand-held devices. Also, The Wall Street Journal reported that XM Satellite Radio Holdings, Inc. and Sirius Satellite Radio Inc. each posted big losses as consumers were not adopting the service as expected. (Los Angeles Times "No Big Demand for Small Screen" August 10, 2006, and Wall Street Journal "Until Recently Full of Promise, Satellite Radio Runs Into Static" August 15, 2006).

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  The Internet is expected to remain the fastest-growing advertising medium, at an 18.1 percent compounded annual growth rate, to $52 billion in 2010. (PricewaterhouseCoopers' Global Entertainment and Media Outlook: 2006-2010, June 2006).

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  The GAO reported that over 62% of the 90 most watched networks were owned by either a major broadcaster or cable conglomerate. (General Accounting Office report to the Chairman, Committee on Commerce, Science, and Technology, US Senate, October 2003, pages 27 & 28).

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  Worldwide revenues for wireless infotainment is expected to grow from $1.5 billion in 2005 to $7.2 billion in 2008. (Alexander Resources, "Mobile Infotainment: News, Travel and Information", January 2004)

        The global industry trends listed above may not be reflective of trends in the markets in which we intend to focus our efforts.

Our Investment Process and Selection Criteria

        Our management team has developed a comprehensive due diligence process for evaluating the financial, sales and marketing, engineering, network operations, customer service, back-office operations, compensation and benefits, information technology and other critical organizational functions of target companies in the telecommunications and media sectors. We will favor specific sectors and geographies where we believe our management team can add value based on its operational expertise and past track record. We intend to focus our efforts on potential targets that have one or several of the following characteristics:

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  An existing under-capitalized business with the potential to further grow products and services in multiple geographies;

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  An existing business with strong fundamentals in an environment requiring scale, which has caused the business to appear undervalued or distressed;

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  A partial product or service offering that may require a business combination to augment and complete the product service or solution;

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  A valuable asset embedded in an underperforming business which could be made more valuable through improved management, technology, or enhanced operational efficiency; and/or

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  An existing business requiring a non-traditional business model in order to adapt to the changing regulatory and technological environment and unlock stockholder value.

        While we may seek to effect business combinations with more than one business, our initial business combination must be with a business or businesses with a collective fair market value at least equal to 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such business combination.

Private Placement

        Concurrently with this offering, we expect to sell to Mr. McCourt, our President, Chief Executive Officer and Chairman, in a private placement, 4,000,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $4,000,000. The warrants to be sold in the private placement can be exercised on a cashless basis and will have terms and provisions that are otherwise identical to those of the warrants being sold as part of the units in the public offering. The warrants sold in the private placement will not be transferable by Mr. McCourt, except in limited circumstances, until after the consummation of our initial business combination.

        Our executive offices are located at 179 Stony Brook Road, Hopewell, New Jersey 08525; our telephone number is (609) 333-1200.

The Offering

Securities offered	15,625,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter's over-allotment option and (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. Following the date on which the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and securityholders may elect to trade the securities as units, or separately as common stock and warrants, by instructing their brokers.
In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriter's over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter's over-allotment option.
Common stock:
Number outstanding before this offering	4,492,188 shares(1)
Number to be outstanding after this offering	19,531,250 shares(2)

(1)
On July 20, 2006, we placed 4,492,188 shares with our officers and directors. In order to maintain a consistent management ownership percentage of shares sold prior to this offering at 20% after this offering, this number includes 585,938 shares subject to repurchase by us to the extent the underwriter's over-allotment option is not exercised. See "Principal Stockholders."

(2)
Assumes no exercise of the underwriter's over-allotment option and, therefore, that we repurchase 585,938 shares originally placed with our officers and directors.

Warrants:
Number outstanding before this offering and the private placement	0 warrants.
Number to be outstanding after this offering and the private placement	19,625,000 warrants (excluding the warrants underlying the underwriter's unit purchase option described under "Underwriting—Purchase Option").
Exercisability	Each warrant is exercisable for one share of common stock. Each warrant to be sold in the private placement is exercisable on a cashless basis. No warrant may be exercised unless, at the time of exercise, a post effective amendment to the registration statement, or a new registration statement, is effective that includes a current prospectus relating to the common stock issuable upon exercise of the warrant and the common stock underlying the warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrant. We are not required to net-cash settle any warrant if we are unable to maintain a current prospectus.
Exercise price	$6.00
The exercise price and number of units issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of an extraordinary dividend, a stock dividend, a stock split, a reclassification, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price of the warrants.
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target acquisition, and
• [ ], 2007 [one year after the effective date of the registration statement].
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [four years after the effective date of the registration statement] or earlier upon redemption.
Redemption	We may redeem the outstanding warrants (including warrants issued and outstanding as a result of the exercise of the purchase option that we have agreed to sell to Deutsche Bank and the warrants to be sold in the private placement):
• in whole and not in part,
• at a price of $0.01 per warrant,
• at any time after the warrants become exercisable,

• upon a minimum of 30 days' prior written notice of redemption, and
• if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption.
The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.
Proposed AMEX symbols for our:	Units: GHN.U Common stock: GHN Warrants: GHN.WS
Offering proceeds to be held in the trust account	$113,250,000 of the proceeds of this offering, the underwriter's deferred discount of $2,500,000 (approximately $0.16 per unit), plus the $4,000,000 (approximately $0.26 per unit) proceeds of the private placement of warrants, for an aggregate of $119,750,000 (approximately $7.66 per unit), will be placed in an interest bearing trust account at JPMorgan Chase Bank, NA, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. Upon our written instruction, such amounts will be invested and reinvested in any "government security" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 or in money market funds selected by us meeting the conditions specified in Rule 2a-7 of the Investment Company Act of 1940. Interest accrued and amounts earned on the trust account, net of taxes payable on such interest and amounts earned, will be distributed pro rata to the holders of our common stock sold in this offering if and when any distribution of trust funds is made to such holders (whether upon our dissolution and liquidation or upon exercise of their conversion rights in connection with a business combination) and, in the event of a business combination, any amount not distributed to investors who elect to convert their shares in connection with a business combination will be distributed to us for use in connection with the business combination or for general corporate purposes. See "Use of Proceeds." We believe that the deferral of a portion of the underwriter's discount and the placement of such deferred discount and the proceeds from the private placement of warrants in the trust account is a benefit to our public stockholders because more money is set aside for possible distribution to the investors if we are liquidated prior to the consummation of a business combination. These proceeds will not be released until the earlier of the completion of a business combination or our dissolution and liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The underwriter has agreed to defer $2,500,000 of its discount, equal to 2% of the gross proceeds of this offering until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriter out of the gross proceeds of this offering held in the trust account. The underwriter will not be entitled to any interest accrued on the deferred discount.

None of the warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Private placement	Our sponsor, Mr. McCourt, has agreed to purchase from us in a private placement 4,000,000 warrants, at a purchase price of $1.00 per warrant, for an aggregate purchase price of $4,000,000. The $4,000,000 proceeds from the private placement will be placed in the trust account and become part of the liquidating distribution to our public stockholders in the event of a liquidation prior to our initial business combination. The warrants to be sold in the private placement can be exercised on a cashless basis and have terms and provisions that are otherwise identical to those of the warrants underlying the units being sold in the public offering but the warrants to be issued in connection with the private placement will not be transferable by Mr. McCourt until after the consummation of our initial business combination, except that Mr. McCourt is permitted to transfer such warrants in certain limited circumstances, such as by will in the event of his death or to other of our officers and directors. However, the transferees receiving such warrants will be subject to the same transfer restrictions imposed on Mr. McCourt. In the event of a liquidation prior to our initial business combination, the warrants to be sold in the private placement will be worthless. See "Principal Stockholders—Transfer Restrictions."

Our stockholders must approve our initial business combination	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The existing stockholders may cast votes with respect to any shares of common stock acquired in this offering or in the open market in any manner as they may determine (other than with respect to a dissolution in the event we are unable to timely complete a business combination, which they have agreed to vote in favor of). As a result, an existing stockholder who acquires shares in or after this offering, and is therefore a public stockholder with respect to such shares of common stock, may vote against the proposed business combination with respect to such shares and retains the right to exercise the conversion rights attributable to such shares in the event that a business combination is approved. We will proceed with a business combination only if the votes cast by our public stockholders in favor of the business combination represent a majority of the votes cast by our public stockholders with respect to the proposed transaction and public stockholders owning less than 20% of the number of shares sold in this offering both exercise their conversion rights described below and vote against the business combination.
Upon the completion of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.
We will not enter into an initial business combination with any of our existing stockholders, including our officers or directors, or any of their affiliates without first obtaining an opinion from an independent investment banking firm regarding the fairness to our stockholders, from a financial point of view, of the business combination.
Conversion rights for stockholders voting to reject our initial business combination	If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including (i) the proceeds from the private placement and (ii) the interest income earned on the trust account, net of income taxes payable on the interest income on the trust account, and excluding the underwriter's deferred discount. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them prior to this offering. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold. We estimate that the initial per share conversion price will be approximately $7.50 per share. This amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion. Accordingly, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Dissolution and liquidation if no business combination	If we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), in accordance with our third amended and restated certificate of incorporation (a) our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) our board of directors will be required to adopt, not later than 15 days after the expiration of such period, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as are required by Section 275(a) as promptly thereafter as possible.
Pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. We will promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission and thereafter forward the proxy statement and notice of meeting to our stockholders no less than ten nor more than 60 days prior to our special meeting of stockholders soliciting stockholder votes with respect to our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of our trust account, including the proceeds from the private placement, the underwriter's deferred discount and any interest, net of taxes. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. Holders of our common stock sold in this offering may receive less than their proportional share of the trust account if and to the extent that creditors that have claims that cannot be satisfied by our remaining assets not held in the trust account reach into the trust account for settlement of their claims. In addition, such holders may be held liable for claims by creditors against us to the extent of distributions received by them in dissolution. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Mr. McCourt has agreed that he will be personally liable to cover claims made by such third parties, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective target business. However, Mr. McCourt will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver, or as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933.
Our existing stockholders have agreed to vote all of the shares owned by them in favor of our dissolution in the event we are unable to timely complete a business combination. Our existing stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to all shares owned by them prior to this offering. An existing stockholder who acquires shares in or after this offering, however, would be a public stockholder with respect to these shares and retains the right to receive distributions upon our liquidation prior to a business combination with respect to such shares. In addition, the underwriter has agreed to waive its right to $2,500,000 (or $2,875,000 if the underwriter's over-allotment is exercised in full) of the underwriter's discount deposited in the trust account in the event we dissolve prior to the completion of a business combination. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan of distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, our winding up and the costs of a proxy statement and meeting relating to the approval by our stockholders of our dissolution and plan for the distribution of our assets. While we believe there should be sufficient funds available for the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, Mr. McCourt has agreed to pay the costs of dissolution and liquidation in the event our remaining assets outside the trust are insufficient to pay those costs, excluding any special, indirect or consequential costs or expenses, such as litigation pertaining to our dissolution and liquidation.

Transfer Restrictions	On or prior to the effective date of this offering, our existing stockholders will agree not to sell or transfer their shares of common stock purchased before this offering before one year after the consummation of an initial business combination. Also on or prior to the effective date of this offering, Mr. McCourt will agree not to sell or transfer the warrants sold in the private placement until after we complete our initial business combination. Until the end of the relevant restricted period, these securities are transferable only (i) to a member of the holder's immediate family, to a trust, the beneficiary of which is a member of the holder's immediate family, to an affiliate of the holder or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of the holder, (iii) to our other officers and directors, (iv) pursuant to a qualified domestic relations order, or (v) in the event of our dissolution prior to a business combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business; provided that the transferees receiving such securities agree to be subject to the transfer restrictions, to waive their right to participate in any liquidation distribution if we fail to consummate an initial business consummation, to waive their right to conversion in connection with our initial business combination, to vote in favor of our dissolution if a business combination has not been completed within the required time limit and to vote any shares outstanding prior to this offering with the majority of the shares of common stock voted by the public stockholders in connection with our initial business combination. Please see "Principal Stockholders — Transfer Restrictions."

Underwriter's purchase option	We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 781,250 units at $10.00 per unit, with the warrants issued as part of such units exercisable at $7.50 per share. The units issuable upon exercise of this option are identical to the units offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a business combination and one year after the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option may not be exercised unless a registration statement with respect to the underlying securities is effective and a current prospectus is on file with the SEC. Under no circumstances will we be required to net-cash settle the option. The option may be exercised on a cashless basis, such that in lieu of paying the aggregate exercise price for the securities being purchased upon exercise of the option in cash, the holder will relinquish a number of securities underlying the option with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the option is exercised on a cashless basis and the exercise price, if any, with respect to the warrants will be paid directly to us. The option and the 781,250 units, the 781,250 shares of common stock and the 781,250 warrants underlying such units, and the 781,250 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of an extraordinary dividend, a stock dividend, a stock split, a reclassification, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option.

Summary Financial Data

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	July 20, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(199,500)	$119,700,500
Total assets	420,000	119,700,500
Total liabilities	419,500	—
Value of common stock which may be converted to cash (approximately $7.50 per share)	—	23,449,993
Stockholders' equity	500	96,250,507

        The "as adjusted" information gives effect to the sale of the units we are offering (other than pursuant to the underwriter's over-allotment option), including the application of the related gross proceeds and the $4,000,000 proceeds from the private placement.

        The actual working capital excludes $200,000 of costs related to this offering which were incurred through July 20, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

        The as adjusted working capital and total assets amounts include the $113,250,000, which will be available to us only upon the consummation of a business combination and the $4,000,000 proceeds from the private placement, but excludes the $2,500,000 being held in the trust account ($2,875,000 if the underwriter's over-allotment option is exercised) representing the underwriter's deferred discount. If a business combination is not consummated within the time period described in this prospectus, our board of directors will adopt a resolution, not later than 15 days after the expiration of the time period, finding our dissolution advisable and will provide notice as soon as practicable thereafter of a special meeting of stockholders to vote on our dissolution in accordance with Delaware law. Our existing stockholders have agreed to vote in favor of such dissolution. If our dissolution is approved by our stockholders, we will promptly adopt a plan of distribution in accordance with Delaware law, and upon adoption of the plan of dissolution, the proceeds then held in the trust account, including the underwriter's deferred discount and proceeds from the private placement and all interest thereon, net of income taxes on such interest, will be distributed as soon as practicable solely to our public stockholders. Our public stockholders will also be entitled to receive a pro rata portion of our remaining assets not held in the trust account, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our existing stockholders have agreed to waive their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the shares of common stock owned by them immediately prior to this offering. An existing stockholder who acquires shares in or after this offering, however, would be a public stockholder with respect to these shares and retains the right to participate in any liquidating distributions with respect to such shares.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account. Accordingly, we may still effect a business combination if public stockholders owning up to 3,124,999 shares exercise their conversion rights and we could be required to convert to cash from the trust account 3,124,999 shares of our common stock, at an initial per-share conversion price of approximately $7.50, without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:

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  the amount in the trust account (excluding the amount held in the trust account representing a portion of the underwriter's discount and taxes payable) as of two business days prior to the proposed consummation of the business combination,

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  divided by the number of shares of common stock sold in this offering.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Subject to our initial objective of acquiring a business in the telecommunications and media industries, we have not yet selected a target business with which to complete a business combination. As a result, we are unable to ascertain the merits or risks of the business in which we may ultimately operate. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern due to the fact that we have no present revenues, our business plan is dependent on completion of a financing and our cash and working capital, as of July 20, 2006, are not sufficient to complete our planned activities for the upcoming year. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

        We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern due to the fact that we have no present revenues, our business plan is dependent on completion of a financing and our cash and working capital, as of July 20, 2006, are not sufficient to complete our planned activities for the upcoming year. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are forced to dissolve and liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

        We must complete a business combination with a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering). If we are unable to complete a business combination within the prescribed time frame and are forced to dissolve and liquidate our assets, the per share liquidation distribution will be less than $8.00 because of the expenses paid in this offering. Furthermore, there will be no distribution from the trust account with respect to our outstanding warrants which will expire worthless if we dissolve and liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—Dissolution and liquidation if no business combination." You will not be entitled to protections normally afforded to investors of blank check companies.

If we do not consummate a business combination and are forced to dissolve, payments from the trust account to our public stockholders may be delayed.

        We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24-month deadlines would proceed in approximately the following manner:

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  our board of directors will, consistent with its obligations described in our third amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of dissolution and distribution as well as the board's recommendation of the plan;

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  promptly after the passing of such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

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  If the Securities and Exchange Commission does not review the preliminary proxy statement, then, ten days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

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  If the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive such comments within approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

        In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our third amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval is obtained from our stockholders, the funds held in our trust account will not be released.

        These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Upon distribution of the trust account, our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain statutory procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred from claims brought after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims may be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. We do not intend to follow the procedures in Section 280 of the Delaware General Corporation Law, and therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our holders of common stock sold in this offering may extend beyond the third anniversary of such dissolution. For further information on the statutory dissolution procedures, see "Proposed Business—Effecting a Business Combination—Dissolution and liquidation if no business combination."

If the net proceeds from this offering not being placed in the trust account are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

        We currently believe that, upon consummation of this offering, the funds available to us from the net proceeds from this offering not being placed in the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target acquisitions from "shopping" around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC promptly following consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than the approximately $7.66 per share held in trust.

        Our placing of funds in the trust account may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporate Law Sections 280 and 281, to pay or make reasonable provision to pay all of our claims and obligations, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in the trust account. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

        Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per share distribution from the trust account will not be less than approximately $7.66 (of which approximately $0.16 per share is attributable to the underwriter's deferred discount), plus net interest accrued, due to such claims, or that there will not be delays in distributing funds in addition to those imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. Mr. McCourt has agreed that he will be personally liable to cover claims made by such third parties, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective target business. However, Mr. McCourt will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver, or as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933. However, we cannot assure you that Mr. McCourt will be able to satisfy those obligations.

Under Delaware law, the requirements and restrictions relating to this offering contained in our third amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our third amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our third amended and restated certificate of incorporation provides among other things, that:

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  upon consummation of this offering, and the private placement, approximately $119,750,000 (or such other amount up to $137,562,500, depending on the amount of the underwriter's over-allotment option that is exercised, if any) of the proceeds from the offering, as well as the underwriter's deferred discount and the proceeds of the private placement, shall be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (i) a business combination or (ii) our liquidation, or as otherwise permitted in our third amended and restated certificate of incorporation;

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  prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

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  we may consummate our initial business combination if it is approved by public stockholders holding a majority of the shares of our common stock sold in this offering and voted by our public stockholders and if public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights;

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  if our initial business combination is approved and consummated, public stockholders who voted against the business combination and who exercised their own conversion rights will receive their pro rata share of the trust account (excluding the underwriter's deferred discount);

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  if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

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  we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the underwriter's deferred discount) at the time of such business combination.

        Our third amended and restated certificate of incorporation requires that we obtain the unanimous consent of stockholders to amend the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the company's third amended and restated certificate of incorporation. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions that would take effect prior to the consummation of a business combination.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business' operations.

        Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. We cannot assure you that our management, when evaluating a prospective target acquisition, will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

        We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our third amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option), there will be 59,281,250 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to the underwriter) and the 5,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce the equity interest of investors in this offering;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

We may issue debt securities, which could limit our ability to operate our business and return value to our stockholders.

        If we issue debt securities, it could result in:

  •
  Default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  Acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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  Our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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  Our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

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  Our inability to pay dividends on our common stock;

  •
  Using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  Limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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  Increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

  •
  Limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

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  Other disadvantages compared to our competitors who have less debt.

Our ability to successfully consummate a business combination and to be successful thereafter will be dependent upon the efforts of our management.

        Our ability to successfully consummate a business combination will be dependent upon the efforts of our current key personnel. The future role of our current key personnel following a business combination, however, cannot presently be fully ascertained. None of our current key personnel have entered into either employment or consulting agreements with us and they may only remain with the combined company upon the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment or consultancy terms, which terms would be determined at such time by the respective parties and disclosed to stockholders at the time we seek approval for the initial business combination. Furthermore, we will not be able to grant shares of common stock or options to our current key personnel prior to the earlier of the completion of a business combination or the total release of funds in the trust account, which may affect our hiring and retention efforts. Even if our current key personnel remain with us following a business combination, there is no assurance that the business combination will be successful. For example, Mr. McCourt was the Chief Executive Officer and Chairman of RCN Corporation in May 2004 when it went through a voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Additionally, we may also employ other personnel following a business combination, including the management associated with the acquisition candidate.

Our officers and directors will allocate some portion of their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our officers and directors are not obligated to devote any specific number of hours to our affairs. If an officer or director is required to devote more substantial amounts of time to his or her other businesses and affairs, it could limit his or her ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Some of our officers and directors are affiliated with entities in the telecommunications and media industry. David C. McCourt, our President, Chief Executive Officer and Chairman is a director of Narrowstep, Inc., a company that provides television services over the Internet and Roger L. Werner, Jr., one of our directors, is Chairman of Werner Telesport, LLC, a sports programming production company, and serves as a director of Narrowstep, Inc. and WATV Productions, a vehicle enthusiasts production company. In addition Paul N. D'Addario, a director, is the founder and Senior Managing Director of Palisades Ventures, a technology and media growth fund.

        Several of our officers are also officers of Granahan McCourt Capital, LLC, a private investment firm founded by Mr. McCourt focused on making minority investments in, and advising, companies in the telecommunications and media industries. Mr. McCourt is Chairman and Chief Executive Officer, Mr. Bar-Cohen is President and Chief Operating Officer, and Ms. Ito is Chief Administrative Officer. To the extent a business presents mutually exclusive opportunities including both the possibility of being acquired by us and the possibility of a minority investment by or an advising contract with Granahan McCourt Capital, LLC our officers could face conflicts of interest in determining to which entity a particular business opportunity should be presented.

        None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become affiliated with additional entities, including other "blank check" companies. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any of these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our officers and directors, conflicts of interest could arise.

        Our officers and directors either currently have or may in the future have affiliations with companies in the telecommunications and media industries. If we were to seek a business combination with a target business with which one or more of our officers or directors may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor. In the event we pursue a business combination with an entity with which one or more of officers and directors is affiliated, we would obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of the business combination. Our officers and directors are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, whether by virtue of the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. Although we will not be specifically focusing on or targeting any transaction with any entities affiliated with any of our officers and directors, and we are unaware of any such actual or potential transaction as of the date of this prospectus, we would consider such a transaction after the offering if any such opportunity were presented to us. It is possible that we could consider an opportunity with entities affiliated with any of our officers and directors without first seeking to consummate a business combination with an entity that is not affiliated with any of our officers and directors. For a discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management—Directors and Executive Officers" and "Management—Conflicts of Interest."

Our current officers and directors may resign upon consummation of a business combination.

        Upon consummation of a business combination, the role of our officers and directors in the target business cannot presently be fully ascertained. We may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our management team and certain of our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our management team would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. If, as a condition to a potential business combination, our management team negotiates to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business' management and negotiate, as part of the business combination, that certain of our management team and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination.

The 3,906,250 shares of common stock owned by our officers and directors will not participate in liquidation distributions, and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

        Upon the consummation of this offering, our officers and directors will own, in the aggregate, 3,906,250 shares of our common stock (after giving effect to our repurchase of shares assuming the underwriter's over-allotment option is not exercised) and the 4,000,000 warrants purchased in the private placement, but have waived their right to receive distributions (other than with respect to any units they purchase in this offering or units, warrants or common stock they purchase in the aftermarket) upon our dissolution and liquidation prior to a business combination. Such shares and warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders' best interest.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

  •
  make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to the transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

        The net proceeds from this offering will provide us with approximately $113,250,000, which, along with $4,000,000 of the proceeds from the private placement and the $2,500,000 underwriter's deferred discount (an aggregate of $119,750,000), will be held in the trust account and may be used by us to complete a business combination. Our business combination must be with a business having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such acquisition. We have no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. Consequently, initially it is probable that we will have the ability to complete only a single business combination. We may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

  •
  result in our dependency upon the performance of a single or small number of operating businesses;

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders with respect to any shares they owned prior to the completion of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. An existing stockholder who acquires shares in the offering or thereafter in the open market, however, would be a public stockholder with respect to such shares and retains the right to exercise the conversion rights attributable to such shares. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to incur an amount of leverage that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a business combination during the prescribed time period.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and operating businesses competing for the types of businesses that we intend to primarily focus on. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies in the telecommunications and media industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Accordingly, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, the warrants underlying units to be issued pursuant to this offering, the purchase option granted to Deutsche Bank and the warrants we expect to issue in connection with the private placement and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

        Based upon publicly available information, we have identified approximately 69 blank check companies that had gone public since August 2003. Of these companies, only nine had actually completed a business combination, while 26 other companies had announced that they had entered into definitive agreements or letters of intent with respect to potential business combinations but had not yet consummated business combinations. Accordingly, there were approximately 60 blank check companies with approximately $4.1 billion in the trust account and potentially an additional 51 blank check companies with approximately $4.2 billion in the trust account that had filed registration statements and were seeking, or could be seeking, to complete business combinations. Furthermore, the fact that only nine of such companies had completed business combinations and only 26 other of such companies had entered into definitive agreements for business combinations may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, we will be forced to dissolve and liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

        We have reserved approximately $2,450,000 from the proceeds of this offering to cover our operating expenses for the next 24 months, including expenses incurred in connection with a business combination, based upon our management's estimate of the amount required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing.

We may not be able to obtain additional financing and neither our sponsor, Mr. McCourt, nor other members of our management team is obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination.

Our existing stockholders, including all of our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon completion of our offering, our existing stockholders, including all of our officers and directors, will own approximately 20.0% of our issued and outstanding shares of common stock. In addition, there is no restriction on the ability of our existing stockholders to purchase units or shares of our common stock either in this offering or in the open market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our existing stockholders would increase. Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of this "staggered" board of directors, only a minority of the board of directors would be considered for election. As a result, our officers and directors may exert considerable influence on actions requiring a stockholder vote, including the election of officers and directors, amendments to our third amended and restated certificate of incorporation, the approval of benefit plans, mergers, and similar transactions. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following a business combination.

        In connection with the stockholder vote required for a business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them immediately prior to the offering in accordance with the majority of the shares of common stock voted by the public stockholders.

        In addition, our existing stockholders have agreed to vote all of the shares owned by them in favor of our dissolution in the event we are unable to timely complete a business combination.

Prior to the consummation of this offering, our stockholders will have paid an aggregate of $2,000, or approximately $0.000445 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27% or $2.13 per share (the difference between the pro forma net tangible book value per share of $5.87, and the initial offering price of $8.00 per unit).

Our warrants underlying units to be sold in this offering, warrants to be sold in the private placement, and the underwriter's unit purchase option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 15,625,000 shares of common stock (or, assuming exercise in full of the underwriter's over-allotment option, 17,968,750 warrants) and have agreed to sell to Deutsche Bank Securities Inc. an option to purchase up to a total of 781,250 units. In addition, we expect to issue, in the private placement, 4,000,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and the underwriter's unit purchase option could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Therefore, our warrants, including the warrants to be sold in the private placement, and the underwriter's unit purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants, including the warrants to be sold in the private placement, and the underwriter's unit purchase option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent our warrants, including the warrants to be sold in the private placement, and the underwriter's unit purchase option are exercised, you may experience dilution to your holdings.

The exercise by our existing stockholders of their registration rights, and/or by Deutsche Bank Securities Inc. of its unit purchase option, may have an adverse effect on the market price of our common stock and the existence of the registration rights and the underwriter's unit purchase option may make it more difficult to effect a business combination.

        Our existing stockholders are entitled to make a demand that we file a registration statement to register their shares of common stock held prior to this offering and the warrants to be sold in the private placement, including any shares of common stock issuable upon exercise of such warrants, at any time commencing 90 days prior to the expiration of the transfer restrictions on such securities. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, including those underlying the warrants issued in the private placement, then there will be an additional 7,906,250 shares of common stock eligible for trading in the public market. In addition, we have agreed to sell to Deutsche Bank Securities Inc. a unit purchase option to purchase up to a total of 781,250 units identical to those units offered by this prospectus, except that the warrants issued as part of the unit purchase option will be exercisable at $7.50 per share. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 1,562,500 shares of our common stock eligible for trading in the public market and, if these shares were outstanding together with the 7,906,250 shares described above, there would be an additional 60.6% of the post-offering shares of our common stock eligible for trading in the public market (assuming no exercise of the underwriter's over-allotment option and no exercise of warrants by our public stockholders). The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights and the unit purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition, as the stockholders of the target acquisition may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of the registration rights and the unit purchase option may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time periods.

        If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

  •
  restrictions on the nature of our investments; and

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  restrictions on the issuance of securities.

        In addition, we may have imposed upon us certain burdensome requirements, including:

  •
  registration as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        To this end, the proceeds held in the trust account may be invested by the trust agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

        In addition, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within the 18-month period), our third amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and (b) requires that, within 15 days after the expiration of the allotted time periods, our board of directors adopt a resolution finding our dissolution advisable and that it provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. If our stockholders do not approve our dissolution in a timely manner or at all, we will not be able to liquidate and distribute the trust account to holders of our common stock sold in this offering for an extended period of time or indefinitely, and, consequently, we may be deemed to be an investment company.

        If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940 which would require additional expenses for which we have not budgeted.

The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring, or acquiring control of, an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

        We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may require us to submit a new listing application, subject to the initial listing requirements, in connection with a business combination, or may delist our securities from trading on its exchange, which could limit investors' ability to effect transactions in our securities and subject us to additional trading restrictions.

        We have applied for listing on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

  •
  a limited availability of market quotations for our securities;

  •
  a determination that our common stock is a "penny stock," which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  a more limited amount of news and analyst coverage for us;

  •
  a decreased ability to issue additional securities or obtain additional financing in the future; and

  •
  a decreased ability of our security holders to sell their securities in certain states.

If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, our warrants may have no value and the market for our warrants may be limited.

        Our warrants are not exercisable unless, at the time of exercise, a post-effective amendment to the registration statement, or a new registration statement, is effective which includes a current prospectus relating to the common stock issuable upon exercise of the warrants and the common stock underlying the warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holders of our warrants. Under the terms of the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of our warrants until the expiration of our warrants. However, we cannot assure you that we will be able to do so. In addition, the warrant agreement provides that we are not required to net-cash settle the warrants if we are unable to maintain a current prospectus. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, our warrants may not be exercisable before they expire. Thus, our warrants may be deprived of any value and the market for our warrants may be limited. Even if warrant holders are not able to exercise their warrants because there is no current prospectus or the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we can exercise our redemption rights.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

        We may redeem the warrants issued as a part of our units (including warrants issued and outstanding as a result of the exercise of the purchase option that we have agreed to sell to Deutsche Bank and the warrants to be sold in the private placement) at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days' prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our third amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our "staggered board" would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

        We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to Doing Business Outside the United States

Since we may acquire a target business that is located outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

        We may acquire a business or businesses with some relationship to countries outside of the United States. If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks we may be exposed to in these cases include but are not limited to:

  •
  tariffs and trade barriers;

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  regulations related to customs and import/export matters;

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  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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  cultural and language differences;

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  foreign exchange controls;

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  the possibility of our assets being nationalized;

  •
  crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

  •
  deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

        A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

        The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Because our initial business combination must be with a target business that has a fair market value equal to at least 80% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the United States, does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Risks Associated with the Telecommunications and Media Industries

We may be subject to significant regulatory requirements in connection with our efforts to consummate a business combination with a company in the telecommunications and media industries, which may result in our failure to consummate our initial business combination within the required time frame and may force us to liquidate.

        Acquisitions of telecommunications and media companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of telecommunications and media companies without complying with applicable laws and regulations and obtaining required governmental or client consents. We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any requirements of regulatory agencies may delay the date of our completion of our initial business combination beyond the required time frame (18 months after the consummation of this offering or 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the initial business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate our initial business combination within the required time frame we may be forced to dissolve and liquidate.

Our investments in telecommunications and media companies may be extremely risky due, in part, to market conditions, and we could lose all or part of our investments.

        An investment in telecommunications and media companies may be extremely risky relative to an investment in companies operating in other industries.

        Telecommunications and media companies typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns. In addition, telecommunications and media companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

        In recent years, a number of internet companies have filed for bankruptcy or liquidated, and many large companies whose purchases affect the demand for products and services in the telecommunications and media industries have experienced financial difficulties, which may result in decreased demand for such products and services in the future. Our investments in the telecommunications and media industries may be extremely risky and we could lose all or part of our investments.

The information available regarding telecommunications and media companies is limited which could result in poor investment decisions on our part and we could lose all or part of our investments.

        Many telecommunications and media companies are privately owned and there is generally little publicly available information about these businesses; therefore, we may not learn all of the material information we need to know regarding these businesses. As a result, we may make investment decisions based on incomplete information or we may be unaware of material problems in a business in which we invest, which make our investments extremely risky.

If we make an investment in a telecommunications and media company that is dependent on current management, the loss of such management may materially affect results of operations.

        Telecommunications and media companies are often dependent on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the operations of any telecommunications and media companies we may acquire.

The telecommunications and media industries are highly cyclical, which may materially affect our future performance and ability to sell our products or services and, in turn, hurt our profitability.

        Customers of telecommunications and media products and services tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. As a consequence, revenues and earnings for telecommunications and media companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of the telecommunications and media industries, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may materially adversely affect the business, financial condition, and results of operations of any target businesses that we may acquire. Moreover, many of the customers of telecommunications and media products and services also may be subject to similar cycles and less able to pay for such products and services during periods of economic weakness.

If we are unable to keep pace with the changes in the telecommunications and media industries, the products of any target business that we acquire could become obsolete and it could materially hurt our results of operations.

        The telecommunications and media industries are generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. Our ability to compete after the consummation of a business combination will be dependent upon our ability to keep pace with changes in the industry. If we are ultimately unable to adapt our operations as needed, our business, financial condition and results of operations following a business combination will be materially adversely affected.

The telecommunications and media industries are highly competitive and we may not be able to compete effectively which could materially adversely affect our revenues and profitability upon consummation of a business combination.

        The telecommunications and media industries are rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination will have significantly greater financial, technical, manufacturing, marketing and other resources than we do. Competing with these companies after a business combination will require investment by us in engineering, research and development and marketing. We may not have the resources to make these investments and may not be successful in making these investments. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and may have greater name recognition and a larger client base. For example, cable network operators and communications operators are increasingly offering similar products in an effort to become an all-in-one provider of voice, high speed internet access and video services to customers. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects could be materially adversely affected.

We may not be able to comply with government regulations that may be adopted with respect to the telecommunications and media industries.

        The telecommunications and media industries have historically been subject to substantial government regulation. The Federal Communications Commission, or FCC, is continuing implementation of the Communications Act of 1996, which, when fully implemented, may significantly impact the telecommunications and media industries and change federal, state and local laws and regulations regarding the provision of cable, internet and telephony services. After we complete a business combination, these regulations may materially affect the types of products or services we may offer, the rates we are permitted to charge and our method of operation. We cannot assure you that regulations currently in effect or adopted in the future will not have a material adverse affect on our ability to acquire a particular target or the operations of a business acquired by us.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

        After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets will likely be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may claim that we are infringing on their intellectual property rights and seek damages, the payment of royalties, licensing fees and/or an injunction against the sale of our products or services. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that materially diminish the value of such target business or businesses' proprietary rights or cause material harm to such target business or businesses' reputation.

Government regulation of the telecommunications and media industries and the uncertainty over government regulation of the Internet could harm our operating results and future prospects.

        Certain segments of the telecommunications and media industries historically have been subject to substantial government regulation, both in the United States and overseas. If we complete a business combination with a target business or businesses in these industries, changes in regulatory requirements in the United States or other countries could affect the sales of our products, limit the growth of the markets we serve, or require costly alterations of current or future products. Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of our products for certain classes of customers.

        On the other hand, few laws or regulations currently apply directly to access of or commerce on the Internet. New regulations governing the Internet and Internet commerce, if adopted, could have an adverse effect on our business, operating results, and financial condition following a business combination. New regulations governing the Internet and Internet commerce could include matters such as changes in encryption requirements, sales taxes on Internet product sales, and access charges for Internet service and/or content and/or commerce providers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "approximate," "estimate," "believe," "intend," "plan," or "project," or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  •
  our status as a development stage company;

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  our ability to continue as a going concern;

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  our ability to dissolve and liquidate in a timely manner;

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  our failure to receive necessary regulatory consents, or to receive them in a timely manner, in connection with our initial business combination;

  •
  our dissolution or liquidation prior to a business combination;

  •
  the reduction of the proceeds held in the trust account due to third party claims;

  •
  our selection of a prospective target business or asset;

  •
  our issuance of our capital stock or incurrence of debt to complete a business combination;

  •
  our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

  •
  our dependence on our key personnel;

  •
  the tax consequences of an acquisition or disposition by us;

  •
  conflicts of interest of our officers and directors;

  •
  potential future affiliations of our officers and directors with competing businesses;

  •
  our ability to obtain additional financing if necessary;

  •
  the control by our existing stockholders of a substantial interest in us;

  •
  our common stock becoming subject to the SEC's penny stock rules;

  •
  the adverse effect the outstanding warrants and options may have on the market price of our common shares;

  •
  the existence of registration rights with respect to the securities owned by our existing stockholders;

  •
  our being deemed an investment company;

  •
  the lack of adequate resources to cover our operating expenses;

  •
  the lack of a market for our securities;

  •
  market risks;

  •
  regulatory risks and operational risks, including those involved in operating outside the United States;

  •
  loss of our intellectual property rights;

  •
  foreign currency fluctuation;

  •
  limited operating histories of businesses we may acquire in the telecommunications and media industries;

  •
  cyclicality of the telecommunications and media industries; and

  •
  our failure to keep pace with changes in our target industries.

        These risks and others described under "Risk Factors" are not exhaustive.

        Any forward-looking statement made by us in this Prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering and the private placement of warrants will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$125,000,000	$143,750,000
Gross proceeds from private placement of warrants	4,000,000	4,000,000

Total gross proceeds	129,000,000	147,750,000
Offering expenses
Underwriter's discount 7% of gross proceeds from units offered to the public(1)	8,750,000	10,062,500
Legal fees and expenses	320,000	320,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	28,000	28,000
NASD registration fee	27,000	27,000
AMEX application and listing fees	70,000	70,000
Miscellaneous expenses	20,000	20,000

Total offering expenses	9,300,000	10,612,500
Offering net proceeds
Net proceeds from the public offering and the private placement	119,700,000	137,137,500
Proceeds not held in the trust account	2,450,000	2,450,000

Public offering and private placement proceeds held in the trust account	117,250,000	134,687,500
Underwriter's deferred discount	2,500,000	2,875,000

Total net proceeds from the public offering and the private placement held in the trust account(2)(3)	$119,750,000	$137,562,500

Percentage of public offering proceeds held in the trust account	95.8%	95.7%
	Amount	Percent of Net Proceeds Not in Trust Account
Use of Net Proceeds Not Held in the Trust Account
Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with a business combination	$750,000	31%
Legal and accounting fees relating to SEC reporting obligations	100,000	4%
Administrative fee to Granahan McCourt Capital, LLC ($10,000 per month for 24 months)	240,000	10%
Working capital to cover miscellaneous expenses, D&O insurance and reserves including for costs of dissolution and liquidation, if necessary	1,360,000	55%

Total	$2,450,000	100%

(1)
Includes underwriter's deferred discount of 2% of gross proceeds

(2)
$7.664 per unit

(3)
Funds held in the trust account are not available to holders of private placement securities upon our liquidation and dissolution

        Of the net proceeds of this offering, $113,250,000 or $130,687,500 if the underwriter's over-allotment option is exercised in full, plus $4,000,000 from the private placement, (accordingly, an aggregate of $117,250,000 or $134,687,500, respectively) will be placed in a trust account at JPMorgan Chase Bank, NA, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $2,500,000, or $2,875,000 if the underwriter's over-allotment option is exercised in full, of the proceeds attributable to the underwriter's discount will be deposited into such trust account. The funds held in the trust account will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation. If we are required to dissolve, we anticipate we will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our dissolution and plan for the distribution of our assets. While we believe there should be sufficient funds available for the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, David C. McCourt has agreed to pay the costs of dissolution and liquidation in the event our remaining assets outside the trust are insufficient to pay those costs, excluding any special, indirect or consequential costs or expenses, such as litigation pertaining to our dissolution and liquidation. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Mr. McCourt has agreed that he will be personally liable to cover claims made by such third parties, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective target business. However, Mr. McCourt will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver, or as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriter's discount). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquire in connection with the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

        The payment to Capital of a monthly fee of $10,000 is for certain administrative services, including office space, utilities and secretarial support. David C. McCourt is the Chairman and CEO of Capital and, as a result, will benefit from the transaction with Capital. However, this arrangement is solely for our benefit and is not intended to provide Mr. McCourt compensation in lieu of a salary.

        Mr. McCourt has advanced a total of $218,000 in exchange for a promissory note from us. The promissory note is payable, without interest, upon the earlier of (i) the consummation of the offering and (ii) July 17, 2007.

        We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds released to us from the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of target business(es) that we acquire in the business combination, to effect other acquisitions, for working capital, or for other corporate purposes, as determined by our board of directors at that time.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

        Commencing on the effective date of this prospectus through the consummation of a business combination, we will pay Capital the administrative services fee described above. Other than this $10,000 per month fee, we will not pay any compensation of any kind (including finders, consulting or other similar fees) to any of our existing officers, directors or existing stockholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such individuals will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. In addition, Mr. McCourt may, in his sole discretion, transfer our securities held by him to our existing officers and directors who participate in the due diligence, structuring and negotiating of a business combination.

        We intend to use the funds not held in the trust account for due diligence, legal, accounting and other expenses of structuring and negotiating a business combination, as well as a possible down payment, lock-up or "no-shop" provision, or, if necessary, to bear the costs of dissolution and liquidation if in the event we are unable to effect a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within the 18-month period). While we do not have any current intention to use these funds as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of these funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that the funds not held in the trust account will be sufficient to cover the foregoing expenses.

        We will have approximately $2,450,000 outside the trust account. Of this amount, we estimate we will use $750,000 for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination, $240,000 for the administrative fee payable to Capital, $100,000 for legal and accounting fees relating to our SEC reporting obligations and $1,360,000 for general working capital that can be used for fairness opinions in connection with our acquisition plans, director and officer liability insurance premiums, and other miscellaneous expenses and reserves. We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangements and have no current intention of doing so.

        A public stockholder (but not our existing stockholders with respect to any shares of our common stock owned by them immediately before this offering) will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our dissolution and liquidation or if that public stockholder (but not our existing stockholders with respect to any shares of our common stock owned by them immediately prior to this offering) converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. An existing stockholder who acquires shares in or after this offering, however, would be a public stockholder with respect to these shares and retains the right to receive funds from the trust account upon our dissolution and liquidation and to exercise conversion rights attributable to such shares. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

        Upon the consummation of a business combination, the underwriter will be entitled to receive the portion of the proceeds held in the trust account attributable to the underwriter's discount held in the trust account. In the event that we are unable to consummate a business combination and the trustee is forced to dissolve and liquidate the trust account, the underwriter has agreed that: (i) it will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriter's discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

        The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        On July 20, 2006, our net tangible book value was $500, or approximately $0.0001 per share of common stock. After giving effect to the sale of 15,625,000 shares of common stock included in the units, an additional $4,000,000 from the sale of warrants in the private placement and the deduction of the underwriter discount and estimated expenses of this offering, our pro forma net tangible book value at July 20, 2006 would have been $96,250,507 or approximately $5.87 per share, representing an immediate increase in net tangible book value of approximately $5.87 per share to the existing stockholders and an immediate dilution of approximately $2.13 per share or 27% to new investors not exercising their conversion rights.

        For purposes of presentation, our pro forma net tangible book value after this offering could potentially be reduced by approximately $23,449,993 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 3,124,999 of the shares sold in the offering at a per share conversion price equal to the amount in the trust account (excluding the amount representing the underwriter's deferred discount) calculated as of two business days prior to the consummation of the proposed business combination, net of taxes payable, divided by the number of shares of common stock sold in this offering.

        The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$0.0001
Increase attributable to new investors	$5.8666
Pro forma net tangible book value after this offering		$5.8667
Dilution to new investors		$2.1333

        The following table sets forth information with respect to our existing stockholders and the new public investors, assuming no value is attributed to the warrants included in the units:

	Shares Purchased			Total Consideration
						Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	3,906,250	(1)	20.0%	$2,000	0.0%	$0.0005
New public investors	15,625,000		80.0%	125,000,000	100%	$8.00

	19,531,250		100%	$125,002,000	100%

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$500
Net proceeds from this offering and private placement of warrants	119,700,000
Offering costs paid in advance and excluded from net tangible book value before this offering	—
Less: Proceeds held in the trust account subject to conversion to cash ($7.504 × 3,124,999 shares)	(23,449,993)

$96,250,507

Denominator:
Shares of common stock outstanding prior to this offering(1)	3,906,250
Shares of common stock included in the units offered	15,625,000
Less: Shares subject to conversion	(3,124,999)

16,406,251

(1)
After giving effect to our repurchase of 585,938 shares from existing stockholders, assuming the underwriter's over-allotment option is not exercised

CAPITALIZATION

        The following table sets forth our capitalization as of July 20, 2006 and our capitalization as adjusted to give effect to the sale of our units in this offering and our sale of private placement warrants and the application of the estimated net proceeds derived from sales:

	Actual	As Adjusted(1)
Total debt	$218,000	$—	(2)

Common Stock, $0.0001 par value, 3,124,999 shares, as adjusted, subject to possible conversion (at conversion value of $7.504 per share)	$—	$23,449,993

Stockholders' equity:
Preferred Stock, $0.0001 par value, 5,000 shares authorized; none issued or outstanding	$—	$—
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 4,492,188 shares issued and outstanding; and 19,531,250 (including 3,124,999 shares subject to possible conversion) shares issued and outstanding, as adjusted	449	1,953
Additional paid-in capital	1,551	96,250,054
Deficit accumulated during the development stage	(1,500)	(1,500)

Total stockholders' equity	$500	$96,250,507

Total capitalization	$218,500	$119,700,500

(1)
Includes $4,000,000 proceeds from the private placement of warrants.

(2)
Reflects payment upon consummation of the offering of our $218,000 promissory note to Mr. McCourt.

        If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 3,124,999 of the shares sold in this offering at a per share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We were formed on July 10, 2006 for the purpose of acquiring, or acquiring control of, one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  •
  May significantly reduce the equity interest of our stockholders;

  •
  May subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

  •
  May cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

  •
  May adversely affect prevailing market prices of our common stock.

Similarly, if we issue debt securities, it could result in

  •
  Default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  Acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  Our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  Our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

  •
  Our inability to pay dividends on our common stock;

  •
  Using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  Limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

  •
  Increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

  •
  Limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

  •
  Other disadvantages compared to our competitors who have less debt.

        We have not engaged in any operations that have generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

        We intend to use substantially all of the funds held in the trust account, less the payment still due the underwriter for the underwriter's deferred discount, to acquire a target business. To the extent that our capital stock or debt is used in whole or in part as consideration to effect a business combination, the remaining proceeds released to us from the trust account will be used as working capital to finance the operations of the target business, make other acquisitions and pursue our growth strategies.

        We believe that, upon consummation of this offering, the $2,450,000 from the proceeds of this offering will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds to identify and evaluate prospective acquisition candidates, to perform business due diligence on prospective target businesses, to travel to and from offices, plants or similar locations of prospective target businesses, to select the target business to acquire and to structure, negotiate, and consummate the business combination.

        We will have approximately $2,450,000 outside the trust account. Of this amount, we estimate we will use $750,000 for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination, $240,000 for the administrative fee payable to Capital, $100,000 for legal and accounting fees relating to our SEC reporting obligations and $1,360,000 for general working capital that can be used for fairness opinions in connection with our acquisition plans, director and officer liability insurance premiums, and other miscellaneous expenses and reserves. We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangements and have no current intention of doing so.

        We have agreed to issue to Deutsche Bank Securities Inc., for $100, upon consummation of this offering, as additional compensation, an option to purchase up to a total of 781,250 units. The units issuable upon exercise of this option will be identical to those sold in this offering, except that the warrants included in the option will have an exercise price of $7.50 per share (125% of the price of the warrants to be sold in this offering). The option will be exercisable by Deutsche Bank Securities Inc. at $10.00 per unit (125% of the price of the units to be sold in this offering) upon the later of the completion of a business combination with a target acquisition or the first anniversary of the effective date of this registration statement and will expire in four years from the consummation of this offering. The option may not be exercised unless a registration statement with respect to the underlying securities is effective and a current prospectus is on file with the SEC. Under no circumstances will we be required to net cash settle the option. The option may be exercised on a cashless basis. We have determined, based on a Black-Scholes model, that the fair value of the option on the date of the sale would be approximately $1.36 million using an expected life of four years, volatility of 28.67% and a risk-free interest rate of 5.09%. The expected volatility of approximately 28.67% was estimated by management based on an evaluation of the historical volatilities of public entities in the telecommunications and media industries. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled "Underwriting—Purchase Option."

        Concurrently with this offering, we intend to issue to David C. McCourt 4,000,000 warrants at $1.00 per warrant, for a total purchase price of $4,000,000 and expect to receive this amount upon the issuance and sale of the warrants in a private placement. The warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the public offering except that they can be exercised on a cashless basis. Except in limited circumstances, the warrants purchased in the private placement will not otherwise be transferable by Mr. McCourt until after the consummation of our initial business combination. We intend to treat the $4,000,000 amount to be paid for the warrants as paid-in capital. Neither we nor the underwriter will incur and/or receive any fees, charges or compensation related to the warrants sold in the private placement.

        As indicated in the accompanying financial statements, at July 20, 2006 we had $220,000 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management's plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital will be successful. These factors, among others, raise substantial doubt as to our ability to continue as a going concern.

PROPOSED BUSINESS

Our Business

        We are a blank check Delaware company recently formed for the purpose of acquiring, or acquiring control of, one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business combination. To date, our efforts have been limited to organizational activities as well as other activities related to this offering.

        We will seek to acquire companies and create stockholder value by utilizing the knowledge and experience of our directors and officers to identify acquisition opportunities. We will follow a value oriented, hands-on investment philosophy that relies on our management team's broad industry contacts to source investment opportunities, as well as its experience in analyzing opportunities, using a comprehensive due diligence process that it has developed to evaluate these opportunities.

        Over the last 25 years, David C. McCourt has been a pioneer across the telecommunications and media industries, founding or acquiring over ten companies in four countries in North America and Europe. Under his leadership these companies completed capital raising and merger transactions valued in excess of $7.0 billion. He is the principal owner, founder, Chairman and Chief Executive Officer of Granahan McCourt Capital, LLC, a private investment firm focused on making minority investments in, and advising, companies in the telecommunications and media industries.

        In 1985, Mr. McCourt established Discovery TV, an independent television station in Grenada producing a range of programming for the Caribbean market. In 1987, Mr. McCourt founded a competitive telephone company, Corporate Communications Network. Corporate Communications Network was later merged with a subsidiary of MFS Communications to create MFS/McCourt. MFS Communications was later sold to Worldcom. In the early 1990's, Mr. McCourt formed a partnership based in London, England called McCourt Kiewit International that designed and built telecommunication systems across Europe. In 1993, Mr. McCourt formed a $196 million partnership with Peter Kiewit Sons, Inc. and acquired control of C-TEC, a diversified telecommunications company based in Wilkes-Barre, Pennsylvania. Under Mr. McCourt's leadership as Chief Executive Officer and Chairman, C-TEC recapitalized its balance sheet and divested its non-strategic assets. In September 1997, C-TEC completed a tax free transaction splitting the company into three publicly traded companies: Cable Michigan, Commonwealth Telephone Company, and RCN Corporation. Mr. McCourt was the Chief Executive Officer and Chairman of RCN Corporation from 1997 through 2004. In May 2004, Mr. McCourt, as Chief Executive Officer and Chairman, led RCN Corporation through a voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. In 2005, Mr. McCourt received an Emmy Award for his role as Executive Producer of the award-winning children's show "Reading Rainbow." Mr. McCourt is a member of several boards including The National Advisory Board of JPMorgan Chase Bank, the North American Advisory Board of the Michael Smurfit Graduate School of Business at University College in Dublin, Ireland, and Narrowstep Inc. and is a frequent public speaker and contributor to national and international publications on business and regulatory issues in the telecommunications and media industries.

        Our management team consists of David C. McCourt, our President, Chairman and Chief Executive Officer, Barak Bar-Cohen, our Chief Financial Officer, and Ellyn M. Ito, our Chief Administrative Officer. Our management team has over 50 years of collective experience in buying, building, restructuring and operating businesses in our targeted industries.

        We have a strong and distinguished board of directors. In addition to Mr. McCourt, our board of directors includes Barry S. Sternlicht, George J. Tenet, Roger L. Werner, Jr. and

Paul N. D'Addario, individuals with established track records in industry, the financial community and international affairs. As the Chief Executive Officer of Starwood Capital, a private investment group that he founded in 1991, and as former Executive Chairman of Starwood Hotels and Resorts, Mr. Sternlicht has a proven history in successfully acquiring and managing real estate assets around the world. As former director of the Central Intelligence Agency, Mr. Tenet will provide us with advice in evaluating strategic relationships and opportunities on a global basis. As the former Chief Executive Officer of ESPN, Speedvision (now, Fox's Speed Channel) and Outdoor Life Networks, Mr. Werner has extensive experience in successfully building and managing cable television networks. Mr. D'Addario, the Founder and Senior Managing Director of Palisades Ventures, a technology and media growth fund and former senior member of the Media/Telecom Group of Credit Suisse First Boston, has over 15 years of experience in the communications, media and entertainment financing and advisory business, and extensive relationships with industry leaders in those fields.

Our Investment Strategy

        We will focus our investment activities on the telecommunications and media industries. Based on our management team's experience in buying, building, restructuring and operating businesses, we will seek to acquire companies in sectors where we believe there are opportunities for value creation as a result of technological or regulatory changes and where we can leverage the expertise of our management team. We will focus our efforts in North America and Europe, where our management has direct investment experience and a network of industry contacts to source transaction opportunities. We believe there is an opportunity to capitalize on technologies and business models that are transferable across geographies, which is one of the strategies we intend to pursue.

        We believe that we possess several competitive advantages for sourcing, evaluating and executing business combinations in our target industries. With respect to investment sourcing capabilities, our management team has a broad network of international relationships developed over several decades as investors and operators in our targeted industries. In particular, we have access to industry insiders, financial relationships, entertainment relationships and media relationships. We believe that this network will be instrumental to our ability to source attractive acquisition opportunities.

        After the completion of a business combination, we will seek to create further value by applying our management expertise to the acquired business. Our management team has first-hand experience serving as senior managers, officers and board members of telecommunications and media companies. None of our officers have entered into employment agreements with us, though each of our officers has informed us that they expect to be actively involved in the business after a business combination has been completed, although the nature, scope and ultimate roles of the members of our management depends on the nature and structure of the acquired business.

        We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with us. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target.

Summary of Key Industry Trends

        We believe that several trends are affecting the competitive landscape in the telecommunications and media sectors, disrupting traditional industry dynamics, and creating significant investment opportunities. Specifically, we believe that technological and regulatory developments in our targeted sectors are changing the way in which products and services are delivered to the end customer.

        By monitoring, understanding and anticipating the significant ongoing changes in regulations governing the U.S. and international telecommunications and media industries, we expect to be able to identify and capitalize on key opportunities to increase value to stockholders. The following are some of the more important trends affecting the telecommunications and media sectors:

  •
  The number of worldwide broadband subscriptions is expected to nearly double in five years, expanding from a little more than 205 million in 2005 to nearly 400 million in 2010; worldwide broadband services revenue is expected to reach $122.4 billion in 2010. (International Data Corp., June 2006).

  •
  The number of video streams has increased from 284.6 million served in 1998 to approximately 18 billion served in 2005. The worldwide broadband video market is expected to reach over $16 billion by the end of the decade. (Accustream iMedia Research, April 2006; ABI Research, December 2005).

  •
  There is tremendous price competition in the consumer market with many providers (such as cable, DSL, satellite and wireless) delivering competing services. Increased competition has traditionally driven pricing downward and profit margins may erode. The GAO reported that prices were driven down by 15% or more in cable markets where there was more than one provider. (General Accounting Office report to the Chairman, Committee on Commerce, Science, and Technology, US Senate, October 2003, page 3).

  •
  The video game market is expected to expand from $32.6 billion in 2005 to $65.9 billion in 2011. (ABI Research, February 2006).

  •
  Worldwide online and wireless spending, including online rental subscriptions, digital streaming in filmed entertainment, licensed digital downloads and mobile music, video games, electronic books, and online casino gaming, reached $19 billion in 2005 and is expected to increase to $67 billion by 2010. (PricewaterhouseCoopers' Global Entertainment and Media Outlook: 2006-2010, June 2006).

  •
  The Los Angeles Times reported that about half of teenagers and young adults were uninterested in watching television shows or movies on computers, cellphones or hand-held devices. Also, The Wall Street Journal reported that XM Satellite Radio Holdings, Inc. and Sirius Satellite Radio Inc. each posted big losses as consumers were not adopting the service as expected. (Los Angeles Times "No Big Demand for Small Screen" August 10, 2006, and Wall Street Journal "Until Recently Full of Promise, Satellite Radio Runs Into Static" August 15, 2006).

  •
  The Internet is expected to remain the fastest-growing advertising medium, at an 18.1 percent compounded annual growth rate, to $52 billion in 2010. (PricewaterhouseCoopers' Global Entertainment and Media Outlook: 2006-2010, June 2006).

  •
  The GAO reported that over 62% of the 90 most watched networks were owned by either a major broadcaster or cable conglomerate. (General Accounting Office report to the Chairman, Committee on Commerce, Science, and Technology, US Senate, October 2003, pages 27 & 28).

  •
  Worldwide revenues for wireless infotainment is expected to grow from $1.5 billion in 2005 to $7.2 billion in 2008. (Alexander Resources, "Mobile Infotainment: News, Travel and Information", January 2004).

        The global industry trends listed here may not be reflective of trends in the markets in which we intend to focus our efforts.

Our Targeted Sectors

        Within the telecommunications and media industries, our efforts will be primarily directed to the following sectors, which we believe are experiencing significant changes and offer a favorable environment in which to complete one or more business combinations:

  •
  Network Providers: including established wireline, established wireless and alternative technology access providers, as well as traditional phone, cable and broadband providers.

  •
  Transport Providers: including IP infrastructure providers such as data center and co-location facilities for facilitating hosting, peering, interconnection, and other managed services, as well as content distribution providers and IP routing companies.

  •
  Application and Content Providers: including new bandwidth-intensive products and services in the entertainment and gaming sectors such as TV over the internet and broadband interactive gaming, as well as broadcasters, traditional networks, channel operators and content owners.

Our Investment Process and Selection Criteria

        Our management team has developed a comprehensive due diligence process for evaluating the financial, sales and marketing, engineering, network operations, customer service, back-office operations, compensation and benefits, information technology and other critical organizational functions of target companies in the telecommunications and media sectors. We will favor specific sectors and geographies where we believe our management team can add value based on its operational expertise and past track record. Although we will not limit the sectors we target, our initial focus will include telecommunications infrastructure and networking companies servicing residential or enterprise customers, traditional cable, phone and internet providers, traditional media, new media and content companies, as well as applications and application service providers or internet related technologies. Although we will not limit the geographic areas we target, our initial focus will include North America and Europe. We intend to focus our efforts on potential targets that have one or several of the following characteristics:

  •
  An existing under-capitalized business with the potential to further grow products and services in multiple geographies;

  •
  An existing business with strong fundamentals in an environment requiring scale, which has caused the business to appear undervalued or distressed;

  •
  A partial product or service offering that may require a business combination to augment and complete the product service or solution;

  •
  A valuable asset embedded in an underperforming business which could be made more valuable through improved management, technology, or enhanced operational efficiency; and/or

  •
  An existing business requiring a non-traditional business model in order to adapt to the changing regulatory and technological environment and unlock stockholder value.

        While we may seek to effect business combinations with more than one business, our initial business combination must be with a business or businesses whose collective fair market value is at least equal to 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such business combination. Consequently, it is likely that we will have the ability to complete only a single transaction at first, although this may entail simultaneous transactions with several operating businesses. If we determine to simultaneously engage in a business combination with several operating businesses and these businesses are owned by different persons, each of these persons will have to agree that our transaction with its business is contingent on the simultaneous closings of the other transactions. This requirement may make it more difficult for us, and delay our ability, to complete the business combination. With multiple transactions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple counterparties) and the additional risks associated with the subsequent assimilation of the operations, services and products of the various companies in a single operating business.

Effecting a Business Combination

General

        We were formed to acquire, or acquire control of, one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business combination. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

        Subject to the requirement that our business combination must be with one or more target acquisitions having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or type of market.

        We intend to focus our acquisitions efforts primarily in the telecommunications and media industries. We believe that our management team and board of directors have the industry knowledge and relationships to source and execute acquisitions that will create above average stockholder returns.

We have not identified a target acquisition

        To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers or directors is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

        Except for the requirement that a target acquisition have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of the transaction, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable business. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisition

        While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates in the telecommunications and media industries that we intend to target. Unaffiliated sources may introduce us to target acquisitions they think we may be interested in on an unsolicited basis. Our officers and directors, as well as their affiliates, may bring to our attention target candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have. In no event will any of our existing officers, directors or existing stockholders or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, Mr. McCourt may, in his sole discretion, transfer our securities held by him to our existing officers and directors who participate in the deal sourcing, due diligence, structuring and negotiating of a business combination.

Selection of a target acquisition and structuring of a business combination

        Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following:

  •
  An existing under-capitalized business with the potential to further grow products and services in multiple geographies;

  •
  An existing business with strong fundamentals in an environment requiring scale, which has caused the business to appear undervalued or distressed;

  •
  A partial product or service offering that may require a business combination to augment and complete the product service or solution;

  •
  A valuable asset embedded in an underperforming business which could be made more valuable through improved management, technology, or enhanced operational efficiency; and/or

  •
  An existing business requiring a non-traditional business model in order to adapt to the changing regulatory and technological environment and unlock stockholder value.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

        The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. None of the officers or directors will receive any compensation from us prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf. Mr. McCourt may, in his sole discretion, transfer our securities held by him to our existing officers and directors who participate in the deal sourcing, due diligence, structuring and negotiating of a business combination.

Fair market value of target acquisition

        The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets (including the funds held in the trust account other than the portion representing our underwriter's deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets. To accomplish this, we may seek to raise additional funds through a first mortgage financing or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold. Nevertheless we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest.

Possible lack of business diversification

        Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to effect a single business combination. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

        In the event we ultimately determine to simultaneously acquire several properties or assets and those properties or assets are owned by different sellers, we may need for each of those sellers to agree that our purchase of its properties or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the properties or assets into a single operating business.

Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

        Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and historical financial statements of the business.

        In connection with the vote required for any business combination, our existing stockholders will have agreed prior to the consummation of this offering to vote all of their shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The existing stockholders may cast votes with respect to any shares of common stock acquired in this offering or in the open market in any manner they determine (other than with respect to a dissolution in the event we are unable to timely complete a business combination, which they have agreed to vote in favor of). We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

        Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his or her shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering; they will have the right with respect to any shares of our common stock that they may acquire in connection with or following this offering. An existing stockholder who acquires shares in or after this offering would be a public stockholder with respect to these shares and retains the right to exercise conversion rights attributable to such shares. The actual per share conversion price will be equal to the amount in the trust account (excluding the amount held in the trust account representing a portion of the underwriter's discount), which shall include $4,000,000 from the private placement of warrants, inclusive of any interest net of taxes payable (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per share conversion price would be approximately $7.50 or $0.50 less than the per unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination, the business combination is approved and completed and the stockholder continues to hold his shares through completion of the business combination. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that they still hold. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Dissolution and liquidation if no business combination

        If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period, our third amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors no later than 15 days after the expiration of such time period adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors' recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the Securities and Exchange Commission; (iii) if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or at all. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. Our existing stockholders will have agreed prior to the consummation of this offering to vote all of the shares owned by them in favor of our dissolution in the event we are unable to timely complete a business combination.

        We anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in this event, our board of directors will be required under Section 281(b) to adopt a plan of distribution pursuant to which the corporation shall pay or make reasonable provision to pay all existing claims and obligations of the corporation, all contingent, conditional or unmatured contractual claims, claims subject of a pending suit, and claims that are likely to arise or become known within 10 years after our dissolution. Our board of directors intends to adopt a plan of distribution and to distribute the funds held in the trust account and any of our remaining assets to holders of our common stock sold in this offering as promptly as practicable following our dissolution. Until adoption of our plan of distribution and distribution of the funds held in the trust account, the funds will remain in the trust account and held by the trustee in permitted investments.

        Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the trust account (inclusive of the proceeds from the private placement, any interest net of any income taxes due on such interest and the underwriter's deferred discount). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in the trust account, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering or for ongoing corporate expenses including costs of our liquidation during our remaining existence.

        Our existing stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering upon our liquidation prior to a business combination. An existing stockholder who acquires shares in or after this offering, however, would be a public stockholder with respect to these shares and retains the rights to participate in any distribution with respect to such shares upon our liquidation prior to a business combination. In addition, the underwriters have agreed to waive their rights to $2,500,000 (or $2,875,000 if the underwriter's over-allotment option is exercised in full) of the underwriter's discount deposited in the trust account in the event we do not timely complete a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we dissolve and liquidate before the completion of a business combination.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per share liquidation price would be approximately $7.66 (of which approximately $0.16 per share is attributable to the underwriter's deferred discount), or $0.34 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share liquidation price will not be less than approximately $7.66, plus interest, due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Mr. McCourt has agreed orally and will agree in writing that he will be personally liable to cover claims made by such third parties, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective target business. However, Mr. McCourt will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver, or as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933. We cannot assure you, however, that Mr. McCourt would be able to satisfy such obligations. Additionally, the underwriter has agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of its discount.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distribution is limited to the lesser of such stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred from claims brought after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we do not intend to comply with Section 280, Section 281 (b) of the Delaware General Corporation Law would require us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, we believe the only likely claims that could arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. Moreover, because we will seek to obtain the waiver letters described above, we believe the funds held in the trust account should be excluded from the claims of any creditors in connection with any bankruptcy proceeding.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. The stockholder must have also exercised his or her conversion rights described above.

Third Amended and Restated Certificate of Incorporation

        Our third amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Pursuant to our third amended and restated certificate of incorporation, these conditions cannot be amended without the unanimous consent of our stockholders. Specifically, our third amended and restated certificate of incorporation will provide, among other things, that:

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  upon consummation of this offering and the private placement, approximately $119,750,000 (or such other amount up to $137,562,500, depending on the amount of the underwriter's over-allotment option that is exercised, if any) of the proceeds from the offering, including any exercise of the underwriter's over-allotment option, as well as the underwriter's deferred discount and the proceeds of the private placement, will be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (i) a business combination or (ii) our liquidation, or as otherwise permitted in our third amended and restated certificate of incorporation;

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  prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

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  we may consummate our initial business combination if approved by a majority of the shares of our common stock voted by our public stockholders and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights;

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  if our initial business combination is approved and consummated, public stockholders who voted against the business combination and who exercised their own conversion rights will receive their pro rata share of the trust account (excluding the underwriter's deferred discount);

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  if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and will distribute to all of our public stockholders their pro rata share of the trust account; and

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  we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the underwriter's deferred discount) at the time of such business combination.

        Pursuant to the underwriting agreement that we will enter into with the underwriter in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing paragraph which action would result in such amendment or modification becoming effective prior to the consummation of a business combination. We believe these provisions to be our obligations to our stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, propose any amendment to or modification of our third amended and restated certificate of incorporation relating to any of the foregoing provisions, which amendment or modification will become effective prior to the consummation of a business combination, and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve any such amendment or modification.

Competition

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), and other blank check companies. Many of these individuals and entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target acquisition. Further, certain acquisition targets may not view the following favorably:

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  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

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  our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

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  our outstanding warrants, private placement warrants and the underwriter's unit purchase option, and the potential future dilution they represent.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring an acquisition target with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the acquisition target. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our principal executive offices at 179 Stony Brook Road, Hopewell, New Jersey 08525. The cost for this space is included in the $10,000 monthly fee that Capital will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon completion of our business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the Princeton, New Jersey area, that the fee charged by Capital is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

        We have three executive officers. None of our officers, upon whom we will be dependant prior to effecting a business combination, have entered into an employment agreement with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target acquisition has been selected for the business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to our units, warrants and common stock. Prior to completion of this offering, we will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and upon completion of this offering we will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        Our management will provide stockholders with audited financial statements of the businesses to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

        To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Code of Ethics

        We will adopt a code of ethics that applies to directors, officers and employees.

Comparison to offerings of blank check companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, and the underwriter discount for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$119,750,000 of the offering proceeds will be deposited into a trust account at JPMorgan Chase Bank, NA, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $113,250,000 from the net proceeds payable to us, $2,500,000 proceeds attributable to the underwriter's discount and $4,000,000 proceeds from the private placement.	$104,130,000 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $119,750,000 of offering proceeds held in the trust account will only be invested in United States 'government securities' within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of	The initial acquisition target that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such acquisition.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter's over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriter's over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter's over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares sold in this offering that are voted are cast in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A public stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account (excluding the amount held in the trust account representing a portion of the underwriter's discount). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months from the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.
Interest on funds held in the trust account	The interest income earned on the proceeds held in trust will be held in trust for the sole benefit of the purchasers of our units.	The interest income earned on the proceeds held in the trust account would be held in trust for the sole benefit of the purchasers of our units.
Release of funds	Proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
David C. McCourt	49	President, Chief Executive Officer and Chairman
Barry S. Sternlicht	45	Director
George J. Tenet	53	Director
Roger L. Werner, Jr.	56	Director
Paul N. D'Addario	52	Director
Barak Bar-Cohen	35	Chief Financial Officer
Ellyn M. Ito	37	Chief Administrative Officer

        David C. McCourt has served as our President, Chief Executive Officer and Chairman of the Board since our inception. In addition, Mr. McCourt is the Founder, Chief Executive Officer and Chairman of the Board of Granahan McCourt Capital, LLC, a private investment firm focused on making minority investments and advising companies in the telecommunications and media industries, a position he has held since January 2005. Over the last 25 years, Mr. McCourt has been a pioneer across the telecommunications and media industries, founding or acquiring over ten companies in four countries in North America and Europe. Under his leadership, these companies completed capital raising and merger transactions valued in excess of $7.0 billion. In 1985, Mr. McCourt established Discovery TV, an independent television station in Grenada producing a range of programming for the Caribbean market. In 1987, Mr. McCourt founded a competitive telephone company, Corporate Communications Network. Corporate Communications Network was later merged with a subsidiary of MFS Communications to create MFS/McCourt. MFS Communications was later sold to Worldcom. In the early 1990's Mr. McCourt formed a partnership based in London, England called McCourt Kiewit International that designed and built telecommunication systems across Europe. In 1993, Mr. McCourt formed a $196 million partnership with Peter Kiewit Sons, Inc. and acquired control of C-TEC, a diversified telecommunications company based out of Wilkes-Barre, Pennsylvania. Under Mr. McCourt's leadership as Chief Executive Officer and Chairman, C-TEC recapitalized its balance sheet and divested its non-strategic assets. In September 1997, C-TEC completed a tax free transaction splitting the company into three publicly traded companies: Cable Michigan, Commonwealth Telephone Company, and RCN Corporation. Mr. McCourt was Chief Executive Officer and Chairman of Cable Michigan from 1993 to 1999, he was Chief Executive Officer and Chairman of Commonwealth Telephone Company from 1997 to 2000, served as Chairman from 2000 until 2003 and was Chief Executive Officer and Chairman of RCN Corporation from 1997 through 2004, the latter of which was reorganized under Chapter 11 of the U.S. Bankruptcy Code in 2004. RCN Corporation is a facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers located in the Boston, New York, Philadelphia, Chicago, San Francisco and Los Angeles metropolitan markets. Mr. McCourt has received numerous awards over his career including "Entrepreneur of the Year" by Ernst & Young, LLP as well as the American Irish Historical Society Gold Medal Award. In 2005, Mr. McCourt received an Emmy Award for his role as Executive Producer of the award-winning children's show "Reading Rainbow." Mr. McCourt is on the National Advisory Board of JPMorgan Chase Bank, the North American Advisory Board of the Michael Smurfit Graduate School of Business at University College in Dublin, Ireland, the Board of Overseers of the Robert Wood Johnson Medical School of the University of Medicine and Dentistry in New Jersey, and is a Board member of Narrowstep, Inc. – a television over the internet company. Mr. McCourt holds a B.A. from Georgetown University and is a frequent public speaker and contributor to national and international publications on business and regulatory issues in the telecommunications and media industries.

        Barak Bar-Cohen has served as our Chief Financial Officer since our inception. Mr. Bar-Cohen has been President and Chief Operating Officer of Granahan McCourt Capital, LLC since January 2005. From April 1999 through December 2004, Mr. Bar-Cohen served in several senior management roles at RCN Corporation. From October 2003 through December 2004, Mr. Bar-Cohen served as Vice President of Customer Service, Marketing and Public Relations at RCN where his responsibilities included managing all customer care and direct marketing functions at corporate and in the markets across the company. From January 2002 through September 2003, Mr. Bar-Cohen served as Vice President of Financial Operations at RCN where his responsibilities included managing the New York market. Prior to 2002, Mr. Bar-Cohen held roles as Director of Corporate Initiatives at RCN, where he implemented cost savings initiatives across the company, as well as Product Manager of Internet Product Development. From February 1997 through August 1998, Mr. Bar-Cohen was Vice President of Investment Banking at Zannex Investments, a boutique investment firm based in Tel-Aviv, Israel, where he raised seed-funding for technology start-up companies. From 1992 through 1996, Mr. Bar-Cohen worked as a Senior Associate at Putnam, Hayes & Bartlett, a world-wide economic consulting firm based out of Washington, DC, where he specialized in financial analysis of securities fraud litigation cases as well as quantitative analysis of mergers and acquisitions for electric utilities and energy companies. Mr. Bar-Cohen holds a B.A. in Economics with Honors from Brandeis University as well as an M.B.A. from the Tuck School of Business at Dartmouth College.

        Ellyn M. Ito has served as our Chief Administrative Officer since our inception. Ms. Ito has been Chief Administrative Officer of Granahan McCourt Capital, LLC, a position she has held since March 2005. From August 2003 through December 2004, Ms. Ito served as Senior Vice President of Employee Services at RCN Corporation. In this role, Ms. Ito was responsible for all corporate compliance, compensation, benefits, payroll, staffing and recruiting functions across the company. From November 1999 through July 2003, Ms. Ito was Director of Corporate Staff Development and Director, Staffing at RCN Corporation. From October 1998 to October 1999, Ms. Ito was a Management Consultant for Ernst and Young, LLC, serving clients within their Finance, Technology and Administration Group. Prior to this role, Ms. Ito ran her own independent consulting practice, working with Fortune 500 clients such as MetLife, Harvard Management, Sun Life Financial, New England Financial, and Putnam Investments in addressing their talent acquisition and human capital management. Ms. Ito is the recipient of the "Top Human Resource Business Leader for 2004" Award from the Society of Human Resources Management Organization and holds a B.A. from the University of Colorado.

        Barry S. Sternlicht has served as a director since our inception. He is Chairman and Chief Executive Officer of Starwood Capital Group, a private real estate investment firm he formed in 1991. From 1995 through 2004, Mr. Sternlicht was Chairman and CEO of Starwood Hotels & Resorts Worldwide, Inc., a company he founded in 1995. Mr. Sternlicht is a trustee of Brown University. He serves on the Board of Directors of National Golf, The Estée Lauder Companies, the National Advisory Board of JPMorgan Chase Bank, the Advisory Board of Eurohypo Bank, the Juvenile Diabetes Research Foundation's National Leadership Advocacy Program, Channel 13/WNET, Kids in Crisis, the Business Committee for the Arts, and the Center for Christian-Jewish Understanding. Mr. Sternlicht received his B.A., magna cum laude, with honors from Brown University. He earned an M.B.A. with distinction from Harvard Business School.

        George J. Tenet has served as a director since our inception. Since July 2004, Mr. Tenet has served as a distinguished professor at Georgetown University. From July 1997 through June 2004, Mr. Tenet served as the Director of the U.S. Central Intelligence Agency. Prior to that, Mr. Tenet served in other government positions, including as Deputy Director of the C.I.A., Special Assistant to the President and Senior Director for Intelligence Programs at the National Security Council and Staff Director of the Senate Select Committee on Intelligence. Mr. Tenet holds a B.S.F.S. from the Georgetown University School of Foreign Service and an M.I.A. from the School of International Affairs at Columbia University.

        Roger L. Werner, Jr. has served as a director since our inception. Since the Fall of 2001, Mr. Werner has served as Chairman of Werner Telesport, LLC, a sports programming and production company. From 1995 to until 2001, he developed and served as the President and CEO of Speedvision and Outdoor Life Networks. From 1990 to 1994, Mr. Werner served as President and CEO of Daniels Programming Ventures, LLC, where he managed Daniels interest with Prime Ticket (now Fox Sports West), and Prime Sports Network Group, a joint venture with Liberty Media, along with a number of other sports media properties. From 1982 to 1988 he was the Chief Operating Officer of ESPN and from 1989 to 1990 he was its Chief Executive Officer. Prior to joining ESPN, he served as Engagement Manager for McKinsey and Company from 1979 to 1982. Mr. Werner serves on the Board of Directors of WATV Productions and Narrowstep, Inc. He is a graduate of Trinity College, Hartford, Connecticut and holds an M.A. from the University of Virginia.

        Paul N. D'Addario has served as a director since our inception. Mr. D'Addario is the Founder and Senior Managing Director of Palisades Ventures, a technology and media growth fund. Mr. D'Addario was the former senior member of the Media Telecom Group of Credit Suisse First Boston from 2000 to 2004, and prior to this, held several positions within Donaldson, Lufkin & Jenrette Securities since the Spring of 1987, including Managing Director & Principal from 1994 to 2000. At DLJ, Mr. D'Addario also served as Head of New Media and Head of West Coast Media and managed a number of financings and M&A deals for major media, technology and entertainment companies including: Crown Media Holdings, Inc. and IMAX Corp. Mr. D'Addario is a board observer for Zinio Systems, a digital publishing and marketing services company, and on the Board of Directors for Omneon Video Networks, a provider of media server solutions for the broadcast and video industry and Language Weaver, a software company that specializes in statistical machine translation software. Prior to his employment by DLJ, Mr. D'Addario was in the M&A Group of Weil, Gotshal & Manges LLP. Mr. D'Addario received a B.A. from Boston College, a M.Sc. from the London School of Economics and a J.D. from Villanova Law School.

        The members of our board of directors are classified into three classes, one of which is elected at each meeting of the stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The respective members of such class are set forth below:

  •
  Class III: David C. McCourt (term expires 2009)

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  Class II: Barry S. Sternlicht and George J. Tenet (terms expire 2008)

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  Class I: Roger L. Werner, Jr. and Paul N. D'Addario (terms expire 2007)

Director Independence

        Our board of directors has determined that Barry S. Sternlicht, George J. Tenet, Roger L. Werner, Jr. and Paul N. D'Addario, a majority of the directors on our board, are "independent directors" as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. By "independent director," we mean a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Committees

        Prior to the consummation of this offering, we will establish an audit committee and a nominating and compensation committee of the board of directors, each of which will be composed entirely of "independent" directors. The audit committee will review the professional services and independence of our independent public accounting firm and our accounts, procedures and internal controls. The audit committee also selects the firm that will serve as our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the board of directors and evaluates all of our public financial reporting documents. The nominating and compensation committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for recommending the compensation of our executive officers.

Compensation for Officers and Directors

        No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of the registration statement through the acquisition of a target acquisition, pursuant to a letter agreement, we will pay Capital a fee of $10,000 per month for providing us with administrative services. Other than the fees payable to Capital pursuant to the agreement described above, no compensation of any kind, including finder's, consulting fees or other similar compensation, will be paid by us or any other entity to any of our existing officers, directors, existing stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. In addition, Mr. McCourt may, in his sole discretion, transfer our securities held by him to our existing officers and directors who participate in the deal sourcing, due diligence, structuring and negotiating of a business combination.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Some of our officers and directors are affiliated with entities in the telecommunications and media industries. David C. McCourt, our President, Chief Executive Officer and Chairman is a director of Narrowstep, Inc., a company that provides television services over the internet and Roger L. Werner, Jr., one of our directors, is Chairman of Werner Telesport, LLC, a sports programming and production company, and serves as a director of Narrowstep, Inc. and WATV Productions, an event and television production company. In addition Paul N. D'Addario is the founder and Senior Managing Director of Palisades Ventures, a technology and media growth fund.

  •
  Our officers and directors own 4,492,188 (including 585,938 of Mr. McCourt's 4,162,188 shares which are subject to repurchase by us if the underwriter's over-allotment option is not exercised) shares of our common stock, and our sponsor, Mr. McCourt, will purchase 4,000,000 warrants in a private placement prior to the consummation of this offering. Except under limited circumstances, these securities will be transferable only if a business combination is successfully completed and will be worthless if a business combination is not consummated. Consequently, our officers and directors may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, certain members of management may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

  •
  Other than with respect to our initial business combination, we have not adopted a policy that expressly prohibits our officers and directors from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our dissolution and liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary and contractual obligations he or she might have.

        As each of our officers and directors is currently involved in other business enterprises, each has certain pre-existing fiduciary and contractual obligations to other entities that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he or she has a pre-existing fiduciary or contractual obligation to, he or she may honor his pre-existing fiduciary or contractual obligation to this entity. Accordingly, consistent with our code of ethics, he or she may not present opportunities to us that otherwise may be attractive to such entity unless such entity has declined to accept such opportunities.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately before this offering in accordance with the vote of a majority of the shares of common stock voted by the public stockholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the shares of common stock acquired by them prior to this offering. An existing stockholder who acquires shares in or after this offering, however, would be a public stockholder with respect to these shares and retains the right to participate in any liquidation distribution with respect to such shares.

        To further minimize potential conflicts of interest, we have agreed that we will not consummate a business combination with any of our existing stockholders, including our officers and directors, or any of their respective affiliates without first obtaining an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of the business combination.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of July 20, 2006 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus.

			As Adjusted for the Public Offering
			No Exercise of Over-allotment Option			Full Exercise of Over-allotment Option
Name and Address of Beneficial Owners	Number of Shares (1)	Percentage of Common Stock	Number of Shares (1)		Percentage of Common Stock	Number of Shares (1)	Percentage of Common Stock
David C. McCourt (2)	4,162,188	92.7%	3,576,250	(3)	18.3%	4,162,188	18.5%
Barry S. Sternlicht (4)	45,000	1.0%	45,000		*	45,000	*
George J. Tenet (5)	45,000	1.0%	45,000		*	45,000	*
Roger L. Werner, Jr. (6)	45,000	1.0%	45,000		*	45,000	*
Paul N. D'Addario (7)	45,000	1.0%	45,000		*	45,000	*
Barak Bar-Cohen (2)	100,000	2.2%	100,000		*	100,000	*
Ellyn M. Ito (2)	50,000	1.1%	50,000		*	50,000	*
All Directors and Officers as a Group (7 persons)	4,492,188	100.0%	3,906,250		20.0%	4,492,188	20.0%

*
Less than 1.0%

(1)
All ownership is direct beneficial ownership.

(2)
Business address is 179 Stony Brook Road, Hopewell, NJ 08525.

(3)
Assumes no exercise of the underwriter's over-allotment option and, therefore, the repurchase by us of 585,938 shares.

(4)
Business address is 591 W. Putnam Ave., Greenwich, CT 06830.

(5)
Business address is School of Foreign Service, Georgetown University, ICC Building, Washington, D.C. 20057.

(6)
Business address is 10 Barnstable Lane, Greenwich, CT 06830.

(7)
Business address is 11766 Wilshire Blvd., Ste. 890, Los Angeles, CA 90025.

        Immediately after this offering, our existing stockholders (including all of our directors and officers) will collectively own 20.0%, or 20.0% if the underwriter's over-allotment option is exercised in full, of the then issued and outstanding shares of our common stock (assuming there are no other purchases of units in this offering). Because of the ownership block held by our existing stockholders, such holders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions.

        We have a right to purchase up to 585,938 shares of common stock from Mr. McCourt in the event that the underwriter does not exercise all or a portion of its over-allotment option. We have agreed with the underwriter to exercise this right if, and to the extent, the underwriter does not exercise all or a portion of its over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriter's option to purchase up to 2,343,750 additional units to cover over-allotments. If the underwriter exercises its over-allotment option in full, we will no longer have a right to purchase any shares of common stock from Mr. McCourt. The price for each share pursuant to this right is $0.000445 per share, the price at which Mr. McCourt purchased his shares of common stock. In accordance with our agreement with the underwriter, we will exercise this right to purchase shares only in an amount sufficient to cause the existing stockholders to maintain control over shares acquired prior to this offering in an amount equal to 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriter's over-allotment option.

        The shares held by each of Mr. Bar-Cohen and Ms. Ito are subject to a call in favor of Mr. McCourt, exercisable at a per share price of $0.000445, in the event such person voluntarily terminates his or her employment with Capital or us, or accepts a position with a business that is not affiliated with us or Capital, prior to the consummation of our initial business combination.

        David C. McCourt has agreed to purchase from us in a private placement 4,000,000 warrants, at a purchase price of $1.00 per warrant, for a total purchase amount of $4,000,000. The $4,000,000 proceeds from the private placement will be placed in the trust account and become part of the liquidating distribution to our public stockholders in the event of liquidation prior to our initial business combination or available for distribution to converting stockholders in connection with our initial business combination.

        The warrants to be sold in the private placement have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering but will be exercisable on a cashless basis and, except in limited circumstances, will not be transferable by Mr. McCourt until after the consummation of our initial business combination. In the event of liquidation prior to our initial business combination, the warrants offered in the private placement will expire worthless.

Transfer Restrictions

        On or prior to the effective date of this offering, our existing stockholders (including our officers and directors) will agree not to sell or transfer their shares of common stock purchased before this offering before one year after the consummation of an initial business combination. Mr. McCourt has agreed not to sell or transfer the warrants purchased in the private placement until after we complete our initial business combination. Until the end of the relevant restriction period, the securities are transferable only (i) to a member of the holder's immediate family, to a trust, the beneficiary of which is a member of the holder's immediate family, to an affiliate of the holder or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of the holder, (iii) to our other officers and directors, (iv) pursuant to a qualified domestic relations order, or (v) in the event of our dissolution prior to a business combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to us consummating a business combination with a target business; provided that the transferees receiving such securities agree to be subject to the transfer restrictions, to waive their right to participate in any liquidation distribution if we fail to consummate an initial business consummation, to waive their right to conversion in connection with our initial business combination, to vote in favor of the dissolution of the corporation if a business combination has not been completed within the required time limit and to vote any shares outstanding prior to this offering with the majority of the shares of common stock voted by the public stockholders in connection with our initial business combination. We refer to each of these agreements with our directors and officers, their affiliates and/or their designees and their permitted transferees as a "lock-up agreement."

        During the lock-up period, our directors and officers, any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our directors and officers, their affiliates and/or their designees have waived their right to receive any portion of the liquidation proceeds with respect to shares owned by the existing stockholders immediately before the offering. Any permitted transferees to whom the existing stockholders' shares are transferred will also agree to waive that right.

        Mr. McCourt is our "promoter" as that term is defined under federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We have privately sold to our officers and directors 4,492,188 shares of our common stock for $2,000 in cash, at a price of $0.000445 per share. We will also sell to Mr. McCourt in a private placement concurrently with this offering 4,000,000 warrants for $4,000,000 in cash, at a price of $1.00 per warrant.

        The holders of the majority of the shares and warrants sold to our existing stockholders prior to this offering (including the warrants, and the shares underlying the warrants, purchased in the private placement) will be entitled to make up to two demands that we register these shares, warrants and the shares of common stock underlying such warrants pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing 90 days prior to the date upon which they will first become eligible for resale. In addition, these security holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date they become eligible for resale. We will bear the expenses incurred in connection with the filing of any of these registration statements.

        The payment to Capital of a monthly fee of $10,000 is for certain administrative services, including office space, utilities and secretarial support. David C. McCourt is the Chairman and CEO of Capital and, as a result, will benefit from the transaction with Capital. However, this arrangement is solely for our benefit and is not intended to provide Mr. McCourt compensation in lieu of a salary.

        We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $10,000 per month administrative fee payable to Capital and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates or family members for services rendered to us prior to or with respect to the initial transaction. However, Mr. McCourt may, in his sole discretion, transfer our securities held by him to our existing officers and directors who participate in the deal sourcing, due diligence, structuring and negotiating of a business combination.

        David C. McCourt has advanced a total of $218,000 in exchange for a promissory note from us. The promissory note is payable, without interest, upon the earlier of (i) the consummation of the offering and (ii) July 17, 2007.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors (or, if there are no "independent" directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

        None of our directors or officers, nor any of their associated persons have any direct or indirect affiliation or association with a member of the National Association of Securities Dealers, Inc.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, and 5,000 shares of preferred stock, par value $0.0001. Prior to the consummation of this offering, 4,492,188 shares of common stock will be outstanding, held by seven stockholders of record. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) the expiration or termination of the underwriter's over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriter's over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter's over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock

        Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately before the offering in accordance with the majority of the shares of our common stock voted by our public stockholders.

        In accordance with Article Fifth of our third amended and restated certificate of incorporation (which Article Fifth cannot be amended except by the unanimous approval of all of our stockholders), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

        If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within the 18-month period and the business combination has not yet been consummated within the 18-month period), then we will be obligated to take all action necessary to dissolve. Our existing stockholders have agreed to vote all of the shares owned by them in favor of our dissolution in the event we are unable to timely complete a business combination. Upon our dissolution, the funds held in the trust account will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our existing stockholders have agreed to waive their respective rights with respect to shares outstanding before this offering to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of the shares of common stock owned by them immediately prior to this offering. An existing stockholder who acquired shares in or after this offering, however, would be a public stockholder with respect to those shares and retains the right to participate in such liquidating distribution.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account (excluding the underwriter's deferred discount) if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

        Our third amended and restated certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        Currently, there are no warrants outstanding. Each warrant to be issued in connection with this offering entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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  the completion of a business combination; and

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  one year after the effective date of the registration statement.

        The warrants will expire four years after the effective date of the registration statement at 5:00 p.m., New York City time. We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option),

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  in whole and not in part,

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  at a price of $0.01 per warrant at any time after the warrants become exercisable,

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  upon not less than 30 days' prior written notice of redemption to each warrant holder, and

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  if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

        The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call. Our right to redeem the outstanding warrants includes any warrants that may be held by Deutsche Bank Securities Inc. as a result of its purchase option as well as the warrants to be offered in the private placement. We may redeem all outstanding warrants without Deutsche Bank Securities Inc.'s consent.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances including in the event of an extraordinary dividend, a stock dividend, a stock split, a reclassification, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, in cash or by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. The warrants to be sold in the private placement can be exercised on a cashless basis.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and in no circumstances will we be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. Even if warrant holders are not able to exercise their warrants because there is no current prospectus or the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we can exercise our redemption rights.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase option

        We have agreed to sell to Deutsche Bank Securities Inc. for $100 an option to purchase up to a total of 781,250 units at a per unit price of $10.00 (125% of the price of the units sold in the offering). The option is exercisable upon the later of the consummation of a business combination and one year after the effective date of the registration statement and expires four years from the effective date of the registration statement. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise prices of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). The option is exercisable on a cashless basis. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled "Underwriting—Purchase Option."

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 19,531,250 shares of common stock outstanding, or 22,460,938 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the 15,625,000 shares sold in this offering, or 17,968,750 shares if the underwriter's over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. All of the remaining 3,906,250 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to [             ], 2007. Notwithstanding this restriction, except in limited circumstances, (i) the warrants sold in the private placement will not be transferable until after the consummation of a business combination and (ii) the shares of common stock held by the existing stockholders prior to this offering will not be transferable before one year after the consummation of an initial business combination.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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  1% of the number of shares of common stock then outstanding, which will equal 195,313 shares immediately after this offering (or 224,609 if the underwriter's over- allotment option is exercised in full); and

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  if the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as "underwriters" under the Securities Act of 1933, as amended, when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. We consider Mr. McCourt to be our promoter as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933, as amended.

Registration Rights

        The holders of our issued and outstanding shares of common stock immediately prior to the consummation of this offering and holders of the warrants to be sold in the private placement and the shares underlying those warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to two demands that we register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing 90 days prior to the expiration of the applicable transfer restrictions. In addition, these securityholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are no longer subject to the transfer restrictions. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

        We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols GHN.U, GHN and GHN.WS, respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor's individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our units, common stock or warrants through such entities.

        This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this discussion, the term "U.S. person" means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. person and the term "non-U.S. holder" means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

        The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

        This discussion is only a summary of material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or non-U.S. tax laws, and any applicable tax treaty.

General

        There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

        Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

        If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

        Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

        There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting a Business Combination—Conversion rights", may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

        Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

        Dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting a Business Combination—Conversion rights", may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder's adjusted tax basis in the share of common stock. A U.S. holder's adjusted tax basis in the common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of

15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations. In addition, the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

        Any gain realized by a non-U.S. holder on the sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock.

        Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

        We currently are not a "United States real property holding corporation". Moreover, we cannot yet determine whether we will be a "United States real property holding corporation" for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

        In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is "substantially disproportionate" with respect to the holder, (2) results in a "complete termination" of the holder's interest in us or (3) is "not essentially equivalent to a dividend" with respect to the holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder's interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder's conversion results in a "meaningful reduction" of the holder's proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder's proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A holder should consult with its tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under "—Dividends and Distributions". After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder's adjusted tax basis in his remaining stock, or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

        Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in that regard.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

        Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder's tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder's initial investment in the warrant (i.e., the portion of the holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder's holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise

(or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption, or Expiration of a Warrant

        Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Such gain or loss would generally be treated as capital gain or loss, and as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations. In addition, the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

        The federal income tax treatment of a non-U.S. holder's gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder's gains recognized on a taxable disposition of our common stock, as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above.

Federal Estate Tax

        Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

        Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

        A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder's United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, Deutsche Bank Securities Inc. has agreed to purchase from us the following number of units at a public offering price less the underwriting discount and commission set forth on the cover page of this prospectus:

Underwriter	Number of Units
Deutsche Bank Securities Inc.	15,625,000

Total	15,625,000

        The underwriting agreement provides that the obligation of the underwriter to purchase all of the units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the units being offered to the public, other than those covered by the underwriter's over-allotment option described below, if any of these units are purchased.

        We have been advised by the underwriter that the underwriter proposes to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $    per unit under the public offering price. The underwriter may allow, and these dealers may re-allow, a concession of not more than $    per unit to other dealers. After the initial public offering, the underwriter may change the offering price and other selling terms.

        We have granted to the underwriter an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 2,343,750 additional units at the public offering price less the underwriting discount and commission set forth on the cover of this prospectus. The underwriter's over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. The underwriter may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriter to the extent the option is exercised. If any additional units are purchased, the underwriter will offer the additional units on the same terms as those on which the other units are being offered hereunder.

        The underwriting discount and commission is 7% of the initial public offering price. We have agreed to pay the underwriter the discount and commission set forth below, assuming either no exercise or full exercise by the underwriter of the underwriter's over-allotment option.

		Total Fees(1)
	Fee per Unit	Without Exercise of Underwriter's Over-Allotment Option	With Full Exercise of Underwriter's Over-Allotment Option
Public offering price	$8.00	$125,000,000	$143,750,000
Underwriting Discount(2)	$0.56	$8,750,000	$10,062,500
Proceeds before expenses(3)	$7.44	$116,250,000	$133,687,500

(1)
The total fees do not include the fair value of the unit purchase option we have agreed to sell to the underwriter. There are no fees associated with the private placement of the warrants.

(2)
The underwriter has agreed to defer $2,500,000, or $2,875,000 if the underwriter's over-allotment option is exercised in full, of its underwriting discount, equal to 2% of the proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriter out of the gross proceeds of this offering held in a trust account at JPMorgan Chase Bank, NA, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any interest accrued on the underwriter's deferred discount.

(3)
The offering expenses are estimated at $550,000.

        Upon the consummation of a business combination, the underwriter will be entitled to receive that portion of the proceeds attributable to the underwriter's discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to dissolve and liquidate the trust account, the underwriter has agreed that: (i) it will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriter's discount will be distributed on a pro-rata basis among the public stockholders along with any interest accrued thereon.

        We have agreed that, until the consummation of a business combination, we will not issue any shares of common stock or any options or other securities convertible into common stock, or any shares of preferred stock that participate in any manner in the trust account or which vote together with the common stock offered hereby on a business combination. For the avoidance of doubt, we may issue securities in connection with a business combination.

        Notwithstanding the foregoing, if (a) during the last 17 days of the lock-up period we release earnings results or material news or a material event relating to us occurs, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the lock-up period, the above restrictions shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event.

        Our existing stockholders have agreed to certain transfer restrictions affecting their warrants and shares as further described in "Principal Stockholders — Transfer Restrictions."

Unit Purchase Option

        We have agreed to sell to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 781,250 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a business combination and one year after the effective date of the registration statement and expires four years from the effective date of the registration statement. The option may not be exercised unless a registration statement with respect to the underlying securities is effective and a current prospectus is on file with the SEC. Under no circumstances will we be required to net-cash settle the option. The unit purchase option can be exercised on a cashless basis. The option and the 781,250 units, the 781,250 shares of common stock and the 781,250 warrants underlying such units, and the 781,250 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of an extraordinary dividend, a stock dividend, a stock split, a reclassification, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1.36 million using an expected life of four years, volatility of 28.67% and a risk-free interest rate of 5.09%. The expected volatility of approximately 28.67% was estimated by management based on an evaluation of the historical volatilities of public entities in the telecommunications and media industries. We have no trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

Pricing of this Offering

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring, or acquiring control of, an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

        In order to facilitate the offering of our units, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriter may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are sales made for an amount not greater than the underwriter's over-allotment option to purchase additional units in the offering described above. The underwriter may close out any covered short position by either exercising its over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriter will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

        Additionally, the underwriter may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriter is not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

        Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter's compensation in connection with this offering.

Indemnification

        We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Bingham McCutchen LLP, New York, New York. Debevoise & Plimpton LLP, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

        The financial statements of Granahan McCourt Acquisition Corporation, as of July 20, 2006, and for the period from July 10, 2006 (inception) through July 20, 2006, appearing in this prospectus and registration statement have been audited by Pressman Ciocca Smith LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

Granahan McCourt Acquisition Corporation
(A Development Stage Company)

Index of Financial Statements

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
Granahan McCourt Acquisition Corporation

        We have audited the accompanying balance sheet of Granahan McCourt Acquisition Corporation (a development stage company) (the "Company") as of July 20, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from July 10, 2006 (date of inception) through July 20, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Granahan McCourt Acquisition Corporation as of July 20, 2006 and the results of its operations and its cash flows for the period from July 10, 2006 (date of inception) through July 20, 2006 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has no present revenues, its business plan is dependent on completion of a financing and the Company's cash and working capital as of July 20, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Notes 1 and 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pressman Ciocca Smith LLP

Huntingdon Valley, Pennsylvania
July 21, 2006, except for Notes 1 and 5 as to which the
date is September 27, 2006

Granahan McCourt Acquisition Corporation
(A Development Stage Company)

Balance Sheet

July 20, 2006

Assets
Current asset
Cash and cash equivalents	$220,000
Deferred offering costs	200,000

$420,000

Liabilities and Stockholders' Equity
Current liabilities
Accrued expenses	$1,500
Accrued offering costs	200,000
Note payable to stockholder	218,000

Total current liabilities	419,500

Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value, 5,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 4,492,188 shares issued and outstanding	449
Additional paid-in capital	1,551
Deficit accumulated during the development stage	(1,500)

500

$420,000

See accompanying notes.

Granahan McCourt Acquisition Corporation
(A Development Stage Company)

Statement of Operations

Period from July 10, 2006 (Date of Inception) Through July 20, 2006

Revenues	$—
Formation and operating expenses	1,500

Net loss	$(1,500)

Loss per share—basic and diluted	$0.00

Weighted average number of common shares outstanding—basic and diluted	4,492,188

See accompanying notes.

Granahan McCourt Acquisition Corporation
(A Development Stage Company)

Statement of Stockholders' Equity

Period from July 10, 2006 (Date of Inception) Through July 20, 2006

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-In Capital		Total Stockholders' Equity
	Shares	Amount
Balance at July 10, 2006 (Date of Inception)	—	$—	$—	$—	$—
Issuance of common stock	4,492,188	449	1,551	—	2,000
Net loss for the period	—	—	—	(1,500)	(1,500)

Balance, July 20, 2006	4,492,188	$449	$1,551	$(1,500)	$500

See accompanying notes.

Granahan McCourt Acquisition Corporation
(A Development Stage Company)

Statement of Cash Flows

Period from July 10, 2006 (Date of Inception) Through July 20, 2006

Cash flows from operating activities
Net loss	$(1,500)
Changes in operating assets and liabilities:
Increase in accrued expenses	1,500

Net cash (used in) operating activities	—
Cash flows from financing activities
Proceeds from note payable to stockholder	218,000
Proceeds from issuance of common stock	2,000

Net cash provided by financing activities	220,000

Net increase in cash and cash equivalents	220,000
Cash and cash equivalents, beginning	—

Cash and cash equivalents, ending	$220,000

Noncash Financing Transactions
Accrued offering costs	$200,000

See accompanying notes.

Granahan McCourt Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements

Period from July 10, 2006 (Date of Inception) Through July 20, 2006

Note 1—Organization and Business Operations; Going Concern Consideration

        Granahan McCourt Acquisition Corporation (the "Company") was incorporated in Delaware on July 10, 2006 as a blank check company for the purpose of acquiring or acquiring control of one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business transaction ("Business Combination"). As of July 20, 2006, the Company had not commenced any operations. All activity through July 20, 2006 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

        The Company's management has broad discretion with respect to the specific application of the proceeds of this proposed offering of Units (as defined in Note 3) (the "Proposed Offering"), although the Company intends to apply substantially all of the net proceeds of the Proposed Offering toward consummating a Business Combination with operating businesses. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $7.66 per Unit sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company.

        As indicated in the accompanying financial statements, at July 20, 2006, the Company had $220,000 in cash and a working capital deficiency of $(199,500). Furthermore, the Company has incurred and expects to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty through a Proposed Offering are discussed in Note 3. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Note 2—Summary of Significant Accounting Policies

        This summary of significant accounting policies of the Company is presented to assist in understanding its financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents

        The Company considers all marketable debt securities with original maturities of three months or less to be cash equivalents.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected when realized.

        The Company recorded a deferred income tax asset for the tax effect of net operating loss carry forwards and temporary differences of approximately $525. Due to the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company recorded a full valuation at July 20, 2006.

Deferred Offering Costs

        Deferred offering costs consist principally of legal and underwriting discount related to the Proposed Offering and that will be charged to capital upon receipt of the capital (or charged to expense if not completed).

Recently Issued Accounting Standards

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

        The Proposed Offering calls for the Company to offer for public sale up to 15,625,000 units ("Units"). Each Unit consists of one share of the Company's common stock, par value $0.0001 per share and one redeemable common stock purchase warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the completion of a Business Combination and one year after the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. No warrant may be exercised unless, at the time of exercise, a post effective amendment to the registration statement, or a new registration statement, is effective that includes a current prospectus relating to the common stock issuable upon exercise of the warrant and the common stock underlying the warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrant. The Company is not required to net-cash settle any warrant if it is unable to maintain a current prospectus. The Company may redeem the warrants, at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 day trading period ending on the third day prior to the date on which notice of redemption is given.

        The Company has also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 781,250 units, consisting of one share of common stock and one warrant, at $10.00 per unit, exercisable on the later of the consummation of a business combination and one year after the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option may not be exercised unless a registration statement with respect to the underlying securities is effective and a current prospectus is on file with the Securities and Exchange Commission. Under no circumstances will the Company be required to net-cash settle the option. The option may be exercised on a cashless basis such that, in lieu of paying the aggregate exercise price for the securities being purchased upon exercise of the option in cash, the holder may relinquish a number of securities underlying the option with a market value equal to such aggregate exercise price. The warrants underlying such units will have terms that are identical to those being issued in the Proposed Offering, with the exception of the exercise price, which will be set at $7.50 per share. The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders' equity. There will be no net impact on the Company's financial position or results of operations, except for recording the receipt of the $100 proceeds at the time of the sale of the option. The Company estimates that the fair value of this option on the date of sale would be approximately $1,360,000 using the Black-Scholes option-pricing model. The fair value of the option is estimated using the following assumptions, (1) expected volatility of 28.67%, (2) a risk-free interest rate of 5.09% and (3) an expected life of four years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The expected volatility was estimated by management based on an evaluation of the historical volatilities of public entities in the telecommunications and media industries, which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of a business combination. Although an expected life of four years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and the Company liquidates, the option will become worthless. The purchase option will be issued to Deutsche Bank Securities Inc. only upon the consummation of the Proposed Offering.

Note 4—Note Payable to Stockholder

        The Company issued a $218,000 unsecured promissory note to one stockholder, David C. McCourt, on July 17, 2006. The note is non-interest bearing and is payable on the earlier of July 17, 2007 and the consummation of the Company's Proposed Offering. Due to the short-term nature of the note, the fair market value of the note approximates its carrying value.

Note 5—Commitments

        In connection with the Proposed Offering, the Company has committed to pay a 7% fee to the underwriters, of which 2% is to be deferred until the consummation of an initial Business Combination, of the gross offering proceeds to the underwriters at the closing of the Proposed Offering.

        Commencing on the effective date of the prospectus for the Proposed Offering (See Note 3), through the consummation of a Business Combination, the Company will pay a fee of $10,000 per month to an affiliate of Mr. McCourt for certain administrative services, including office space, utilities and secretarial support.

        Mr. McCourt has agreed to purchase from the Company in a private placement 4,000,000 warrants, at a purchase price of $1.00 per warrant, for an aggregate purchase price of $4,000,000. The $4,000,000 proceeds from the private placement will be placed in the Trust Account and become part of the liquidating distribution to the public stockholders in the event of liquidation prior to a Business Combination. The warrants to be sold in the private placement can be exercised on a cashless basis. The warrants to be sold in the private placement have terms and provisions that are otherwise identical to those of the warrants being sold in the Proposed Offering but the warrants to be issued in connection with the private placement will not be transferable by Mr. McCourt until after the consummation of the initial Business Combination, except that Mr. McCourt is permitted to transfer the warrants sold in the private placement in certain limited circumstances, such as by will in the event of his death or to other of the Company's officers and directors. However, the transferees receiving such warrants will be subject to the same transfer restrictions imposed on Mr. McCourt. In the event of liquidation prior to a Business Combination, the warrants to be sold in the private placement will be worthless.

        On July 20, 2006, the Company sold 4,492,188 shares of common stock to officers and directors of the Company for $2,000. That number includes 585,938 shares subject to repurchase, at a cost of $261, by the Company to the extent the underwriter's over-allotment option is not exercised. These shares are also subject to certain transfer restrictions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                    , 2006 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

Granahan McCourt Acquisition Corporation

$125,000,000

15,625,000 Units

Deutsche Bank Securities Inc.

Prospectus

                           , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:

SEC registration fee	$28,000
NASD registration fee	27,000
AMEX application and listing fees	70,000
Accounting fees and expenses	35,000
Printing and engraving expenses	50,000
Legal fees and expenses	320,000
Miscellaneous	20,000

Total	$550,000

Item 14. Indemnification of Directors and Officers.

        Our third amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

          (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        ARTICLE EIGHTH of our third amended and restated certificate of incorporation provides:

        A.    The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        B.    A director of the Corporation shall not be personally liable to the Corporation and to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        C.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a 'PROCEEDING'), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in sub-paragraph (D) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE EIGHTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        D.    If a claim under sub-paragraph (C) of this ARTICLE EIGHTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action

(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        E.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Third Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        F.     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

        Pursuant to the Form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities.

        (a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act of 1933, as amended:

Stockholders	Number of Shares
David C. McCourt	4,162,188
Barry S. Sternlicht	45,000
George J. Tenet	45,000
Robert L. Werner, Jr.	45,000
Paul N. D'Addario	45,000
Barak Bar-Cohen	100,000
Ellyn M. Ito	50,000

        The foregoing shares were issued in a private sale on July 20, 2006 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The shares were sold for an aggregate offering price of $2,000 at a purchase price of $0.000445 per share. No underwriting fees or commissions were paid with respect to such sales.

Item 16. Financial Statement and Exhibits.

        (a)   Financial Statements. See page F-1 for an index of the financial statements included in the registration statement.

        (b)   Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Third Amended and Restated Certificate of Incorporation of the Registrant
3.2	By-laws of the Registrant**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5	Form of Unit Purchase Option to be granted to Deutsche Bank Securities Inc.
5.1	Opinion of Bingham McCutchen LLP
10.1	Subscription Agreement, dated July 20, 2006 between the Registrant and David C. McCourt**
10.2	Subscription Agreement, dated July 20, 2006 between the Registrant and Barry S. Sternlicht**
10.3	Subscription Agreement, dated July 20, 2006 between the Registrant and George J. Tenet**
10.4	Subscription Agreement, dated July 20, 2006 between the Registrant and Roger L. Werner, Jr.**
10.5	Subscription Agreement, dated July 20, 2006 between the Registrant and Paul N. D'Addario**
10.6	Subscription Agreement, dated July 20, 2006 between the Registrant and Barak Bar-Cohen**
10.7	Subscription Agreement, dated July 20, 2006 between the Registrant and Ellyn M. Ito**
10.8	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.9	Administrative Services Letter Agreement, dated July 24, 2006 between the Registrant and Granahan McCourt Capital, LLC.**
10.10	Promissory Note, dated July 17, 2006, in the principal amount of $218,000 issued by the Registrant to David C. McCourt**
10.11	Form of Registration Rights Agreement between the Registrant and the existing stockholders
10.12	Second Amended and Restated Placement Warrant Purchase Agreement between the Registrant and David C. McCourt
10.13	Form of Letter Agreement between each Insider, the Registrant and Deutsche Bank Securities Inc.

14	Code of Ethics**
23.1	Consent of Pressman Ciocca Smith LLP
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of the Registration Statement)**
99.1	Audit Committee Charter**
99.2	Nominating Committee Charter**

*
To be filed by amendment.

**
Previously filed.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey, on the 28th day of September, 2006.

GRANAHAN MCCOURT ACQUISITION CORPORATION
By:	/s/ DAVID C. MCCOURT David C. McCourt President, Chief Executive Officer and Chairman (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ DAVID C. MCCOURT David C. McCourt	President, Chief Executive Officer and Chairman	September 28, 2006
* Barak Bar-Cohen	Chief Financial Officer	September 28, 2006
* Ellyn M. Ito	Chief Administrative Officer	September 28, 2006
* Barry S. Sternlicht	Director	September 28, 2006
* George J. Tenet	Director	September 28, 2006
* Roger L. Werner, Jr.	Director	September 28, 2006
* Paul N. D'Addario	Director	September 28, 2006
*By:	/s/ DAVID C. MCCOURT David C. McCourt Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Third Amended and Restated Certificate of Incorporation of the Registrant
3.2	By-laws of the Registrant**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5	Form of Unit Purchase Option to be granted to Deutsche Bank Securities Inc.
5.1	Opinion of Bingham McCutchen LLP
10.1	Subscription Agreement, dated July 20, 2006 between the Registrant and David C. McCourt**
10.2	Subscription Agreement, dated July 20, 2006 between the Registrant and Barry S. Sternlicht**
10.3	Subscription Agreement, dated July 20, 2006 between the Registrant and George J. Tenet**
10.4	Subscription Agreement, dated July 20, 2006 between the Registrant and Roger L. Werner, Jr.**
10.5	Subscription Agreement, dated July 20, 2006 between the Registrant and Paul N. D'Addario**
10.6	Subscription Agreement, dated July 20, 2006 between the Registrant and Barak Bar-Cohen**
10.7	Subscription Agreement, dated July 20, 2006 between the Registrant and Ellyn M. Ito**
10.8	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.9	Administrative Services Letter Agreement, dated July 24, 2006 between the Registrant and Granahan McCourt Capital, LLC.**
10.10	Promissory Note, dated July 17, 2006, in the principal amount of $218,000 issued by the Registrant to David C. McCourt**
10.11	Form of Registration Rights Agreement between the Registrant and the existing stockholders
10.12	Second Amended and Restated Placement Warrant Purchase Agreement between the Registrant and David C. McCourt
10.13	Form of Letter Agreement between each Insider, the Registrant and Deutsche Bank Securities Inc.
14	Code of Ethics**
23.1	Consent of Pressman Ciocca Smith LLP

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of the Registration Statement)**
99.1	Audit Committee Charter**
99.2	Nominating Committee Charter**

*
To be filed by amendment.

**
Previously filed.